EXHIBIT 1
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                          AGREEMENT AND PLAN OF MERGER

                                      among

                           BBI HEALTHCARE CORPORATION,

                                IVAX CORPORATION,

                          BERGEN BRUNSWIG CORPORATION,

                                 BBI-I SUB, INC.

                                       and

                                 BBI-B SUB, INC.


                          Dated as of November 10, 1996


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



                                TABLE OF CONTENTS

Section                                                                     Page

                                    ARTICLE I

                                   THE MERGERS

1.01.  Formation of Merger Subsidiaries.....................................  3
1.02.  The Mergers..........................................................  3
1.03.  Closing..............................................................  3
1.04.  Effective Time.......................................................  4
1.05.  Effect of the Mergers................................................  4
1.06.  Articles of Incorporation; Certificate of Incorporation; Bylaws;
          Directors and Officers of Surviving Corporation...................  4
1.07.  Restated Certificate of Incorporation and Restated Bylaws of BBI.....  5

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

2.01.  Conversion of Securities.............................................  5
2.02.  Conversion of Shares.................................................  5
2.03.  Cancellation of Treasury Shares and of Outstanding BBI Common Stock..  6
2.04.  Conversion of Common Stock of IVAX Merger Sub and Bergen Merger Sub
          into Common Stock of the Surviving Corporations...................  7
2.05.  Exchange of Shares Other than Treasury Shares........................  7
2.06.  Stock Transfer Books.................................................  8
2.07.  No Fractional Share Certificates.....................................  9
2.08.  Options to Purchase Each of IVAX Common Stock and Bergen Common Stock 10
2.09.  Restricted Stock..................................................... 11
2.10.  Certain Adjustments.................................................. 11

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF IVAX

3.01.  Organization and Qualification; Subsidiaries......................... 12
3.02.  Articles of Incorporation and Bylaws................................. 12
3.03.  Capitalization....................................................... 12
3.04.  Authority Relative to this Agreement and the IVAX Stock Option
          Agreement......................................................... 13
3.05.  No Conflict; Required Filings and Consents........................... 14
3.06.  Permits; Compliance with Laws........................................ 15
3.07.  SEC Filings; Financial Statements.................................... 17
3.08.  Absence of Certain Changes or Events................................. 18

                                      (ii)


Section                                                                     Page

3.09.  Employee Benefit Plans; Labor Matters................................ 18
3.10.  Accounting and Tax Matters........................................... 20
3.11.  Contracts; Debt Instruments.......................................... 20
3.12.  Litigation........................................................... 21
3.13.  Environmental Matters................................................ 21
3.14.  Intellectual Property................................................ 22
3.15.  Taxes  .............................................................. 22
3.16.  Pooling Affiliates................................................... 23
3.17.  Suppliers............................................................ 23
3.18.  Opinion of Financial Advisor......................................... 23
3.19.  Brokers.............................................................. 23

                               ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF BERGEN

4.01.  Organization and Qualification; Subsidiaries......................... 24
4.02.  Certificate of Incorporation and Bylaws.............................. 24
4.03.  Capitalization....................................................... 24
4.04.  Authority Relative to this Agreement................................. 25
4.05.  No Conflict; Required Filings and Consents........................... 26
4.06.  Permits; Compliance with Laws........................................ 27
4.07.  SEC Filings; Financial Statements.................................... 28
4.08.  Absence of Certain Changes or Events................................. 29
4.09.  Employee Benefit Plans; Labor Matters................................ 29
4.10.  Accounting and Tax Matters........................................... 31
4.11.  Contracts; Debt Instruments.......................................... 32
4.12.  Litigation........................................................... 32
4.13.  Environmental Matters................................................ 32
4.14.  Intellectual Property................................................ 33
4.15.  Taxes  .............................................................. 33
4.16.  Pooling Affiliates................................................... 33
4.17.  Customers............................................................ 33
4.18.  Opinion of Financial Advisor......................................... 34
4.19.  Brokers.............................................................. 34

                                ARTICLE V

                                COVENANTS

5.01.  Conduct of Business by IVAX Pending the Closing...................... 34
5.02.  Conduct of Business by Bergen Pending the Closing.................... 37
5.03.  Cooperation.......................................................... 39

                                      (iii)


Section                                                                     Page

5.04.  Notices of Certain Events............................................ 39
5.05.  Access to Information; Confidentiality............................... 40
5.06.  No Solicitation of Transactions...................................... 40
5.07.  Pooling.............................................................. 41
5.08.  Letters of Accountants............................................... 42
5.09.  Plan of Reorganization............................................... 42
5.10.  Subsequent Financial Statements...................................... 42
5.11.  Control of Operations................................................ 42
5.12.  Further Action; Consents; Filings.................................... 42

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

6.01.  Registration Statement; Joint Proxy Statement........................ 43
6.02.  Shareholders' Meetings............................................... 46
6.03.  Employee Benefits Matters............................................ 47
6.04.  Executive Officers................................................... 48
6.05.  Pooling Affiliates................................................... 48
6.06.  Assumption of Debt................................................... 49
6.07.  Directors' and Officers' Indemnification and Insurance............... 50
6.08.  No Shelf Registration................................................ 52
6.09.  Public Announcements................................................. 52
6.10.  Dividends............................................................ 52
6.11.  Headquarters......................................................... 52
6.12.  Post-Merger BBI Board of Directors................................... 53
6.13.  Stock Exchange Listings.............................................. 53
6.14.  Blue Sky............................................................. 54

                                   ARTICLE VII

                            CONDITIONS TO THE MERGERS

7.01.  Conditions to the Obligations of Each Party to Consummate the
          Mergers........................................................... 54
7.02.  Conditions to the Obligations of IVAX................................ 55
7.03.  Conditions to the Obligations of Bergen.............................. 56

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

8.01.  Termination.......................................................... 57
8.02.  Effect of Termination................................................ 59

                                      (iv)

Section                                                                     Page

8.03.  Amendment............................................................ 60
8.04.  Waiver .............................................................. 60
8.05.  Fees and Expenses.................................................... 60

                                   ARTICLE IX

                               GENERAL PROVISIONS

9.01.  Non-Survival of Representations and Warranties....................... 62
9.02.  Notices.............................................................. 62
9.03.  Certain Definitions.................................................. 63
9.04.  Severability......................................................... 66
9.05.  Assignment; Binding Effect; Benefit.................................. 66
9.06.  Incorporation of Exhibits............................................ 66
9.07.  Specific Performance................................................. 67
9.08.  Governing Law........................................................ 67
9.09.  Consent to Jurisdiction; Venue....................................... 67
9.10.  Headings............................................................. 67
9.11.  Counterparts......................................................... 67
9.12.  Entire Agreement..................................................... 67


                                    EXHIBITS



EXHIBIT 1.07(a)      Restated Certificate of Incorporation of BBI

EXHIBIT 1.07(b)      Restated Bylaws of BBI

EXHIBIT 6.05(a)      Form of IVAX Affiliate Letter

EXHIBIT 6.05(b)      Form of Bergen Affiliate Letter

                             Index of Defined Terms


Defined Term                                                        Section
------------                                                        -------

affiliate                                                        Section 9.03(a)
Agreement                                                        Preamble
AMEX                                                             Section 3.05(b)
Ancillary Agreements                                             Section 9.03(b)
Arthur Andersen                                                  Section 3.10(b)
BBI                                                              Preamble
BBI Common Stock                                                 Section 2.02(a)
BBI Replacement Plans                                            Section 6.03(b)
beneficial owner                                                 Section 9.03(e)
Bergen                                                           Preamble
Bergen Affiliate Letter                                          Section 6.05(b)
Bergen Benefit Plans                                             Section 4.09(a)
Bergen Certificate of Merger                                     Section 1.04
Bergen Common Shares Trust                                       Section 2.07(c)
Bergen Common Stock                                              Recitals
Bergen Director                                                  Section 6.12
Bergen Disclosure Schedule                                       Section 4.03
Bergen Exchange Ratio                                            Section 2.02(b)
Bergen Foreign Benefit Plan                                      Section 4.09(c)
Bergen Material Adverse Effect                                   Section 9.03(c)
Bergen Material Adverse Effect Exclusion                         Section 9.03(d)
Bergen Material Contract                                         Section 4.11(a)
Bergen Merger                                                    Section 1.02(b)
Bergen Merger Sub                                                Preamble
Bergen Permits                                                   Section 4.06(a)
Bergen Preferred Stock                                           Section 4.03
Bergen Reports                                                   Section 4.07(a)
Bergen Shareholders' Approval                                    Section 5.06(b)
Bergen Shareholders' Meeting                                     Section 6.01(a)
Bergen Shares                                                    Section 2.02(c)
Bergen Stock Incentive Plan                                      Section 4.03
Bergen Stock Option Agreement                                    Recitals
Bergen Stock Options                                             Section 2.08
Bergen Stock Plans                                               Section 4.03
Bergen Subsidiaries                                              Section 4.01
Bergen Surviving Corporation                                     Section 1.02(b)
Bergen Termination Fee                                           Section 8.05(c)
Bergen Voting Agreement                                          Recitals

Defined Term                                                        Section
------------                                                        -------

Bergen 1983 Plan                                                 Section 4.03
Bergen 1995 10-K                                                 Section 4.02
Blue Sky Laws                                                    Section 3.05(b)
business day                                                     Section 9.03(f)
CERCLA                                                           Section 3.13(b)
Closing                                                          Section 1.03
Code                                                             Recitals
Competing Transaction                                            Section 5.06(b)
Confidentiality Agreement                                        Section 5.05(b)
Costs                                                            Section 6.07(e)
DEA                                                              Section 3.06(a)
Deloitte & Touche                                                Section 4.10(b)
DGCL                                                             Recitals
$                                                                Section 9.03(g)
Effective Time                                                   Section 1.04
Environmental Law                                                Section 3.13(b)
Environmental Permit                                             Section 3.13(b)
ERISA                                                            Section 3.09(a)
Excess Shares                                                    Section 2.07(b)
Exchange Act                                                     Section 3.05(b)
Exchange Agent                                                   Section 2.05
Exchange Fund                                                    Section 2.05
Exchange Ratios                                                  Section 2.02(b)
Expenses                                                         Section 8.05(a)
FBCA                                                             Recitals
FDA                                                              Section 3.06(a)
FDCA                                                             Section 3.06(a)
Governmental Entity                                              Section 3.05(b)
Governmental Order                                               Section 9.03(j)
Hazardous Material                                               Section 3.13(b)
HSR Act                                                          Section 3.05(b)
Indemnified Parties                                              Section 6.07(e)
IRS                                                              Section 3.09(a)
IVAX                                                             Preamble
IVAX Affiliate Letter                                            Section 6.05(a)
IVAX Articles of Merger                                          Section 1.04
IVAX Benefit Plans                                               Section 3.09(a)
IVAX Common Shares Trust                                         Section 2.07(c)
IVAX Common Stock                                                Recitals
IVAX Director                                                    Section 6.12


                                      (ii)

Defined Term                                                        Section
------------                                                        -------

IVAX Disclosure Schedule                                         Section 3.03
IVAX Exchange Ratio                                              Section 2.02(a)
IVAX Foreign Benefit Plan                                        Section 3.09(c)
IVAX Indenture                                                   Section 6.06(a)
IVAX Material Adverse Effect                                     Section 9.03(h)
IVAX Material Adverse Effect Exclusion                           Section 9.03(i)
IVAX Material Contract                                           Section 3.11
IVAX Merger                                                      Section 1.02(a)
IVAX Merger Sub                                                  Preamble
IVAX Permits                                                     Section 3.06(a)
IVAX Reports                                                     Section 3.07(a)
IVAX Savings Plan                                                Section 3.03
IVAX Savings Plan (Puerto Rico)                                  Section 3.03
IVAX Shareholders' Approval                                      Section 5.06(b)
IVAX Shareholders' Meeting                                       Section 6.01(a)
IVAX Shares                                                      Section 2.02(c)
IVAX Stock Option Agreement                                      Recitals
IVAX Stock Options                                               Section 2.08
IVAX Stock Plans                                                 Section 3.03
IVAX Subordinated Notes                                          Section 3.03
IVAX Subsidiaries                                                Section 3.01
IVAX Surviving Corporation                                       Section 1.02(a)
IVAX Termination Fee                                             Section 8.05(b)
IVAX Voting Agreement                                            Recitals
IVAX 1985 Plan                                                   Section 3.03
IVAX 1994 Plan                                                   Section 3.03
IVAX 1995 10-K                                                   Section 3.02
Joint Proxy Statement                                            Section 6.01(a)
knowledge                                                        Section 9.03(k)
Law                                                              Section 3.06(a)
Lehman Brothers                                                  Section 3.18
McGaw 1991 Plan                                                  Section 3.03
Merger Subsidiaries                                              Preamble
Mergers                                                          Section 1.02(b)
Merrill Lynch                                                    Section 4.18
New Bergen Common Stock                                          Section 2.04(b)
New IVAX Common Stock                                            Section 2.04(a)
NJBCA                                                            Recitals
NYSE                                                             Section 4.05(b)
Parties                                                          Section 1.01


                                      (iii)

Defined Term                                                        Section
------------                                                        -------

person                                                           Section 9.03(l)
Pooling Affiliate                                                Section 3.16
Presurrender Dividends                                           Section 2.05
Registration Statement                                           Section 6.01(a)
Regulations                                                      Recitals
Reorganization                                                   Recitals
Representatives                                                  Section 5.05(a)
SEC                                                              Recitals
Securities Act                                                   Section 3.05(b)
Shareholders' Meetings                                           Section 6.01(a)
Shares                                                           Section 2.02(c)
Steering Committee                                               Section 5.03
Stock Plans                                                      Section 6.03(d)
subsidiary or subsidiaries                                       Section 9.03(m)
Surviving Corporations                                           Section 1.02(b)
Taxes                                                            Section 3.15
Terminating Bergen Breach                                        Section 8.01(h)
Terminating IVAX Breach                                          Section 8.01(g)
U.S. GAAP                                                        Section 3.07(b)
Zenith 1992 Plan                                                 Section 3.03
Zenith Directors' Plan                                           Section 3.03


                                      (iv)

                  AGREEMENT AND PLAN OF MERGER, dated as of November 10, 1996 (this "Agreement"), among BBI HEALTHCARE CORPORATION, a Delaware corporation ("BBI"), IVAX CORPORATION, a Florida corporation ("IVAX"), BERGEN BRUNSWIG CORPORATION, a New Jersey corporation ("Bergen"), BBI-I SUB, INC., a Florida corporation and a wholly owned subsidiary of BBI ("IVAX Merger Sub"), and BBI-B SUB, INC., a New Jersey corporation and a wholly owned subsidiary of BBI ("Bergen Merger Sub" and, together with IVAX Merger Sub, the "Merger Subsidiaries").


                              W I T N E S S E T H:


                  WHEREAS, the boards of directors of IVAX and Bergen have determined that it is consistent with and in furtherance of their respective long-term business strategies and fair to and in the best interests of their respective companies and shareholders to combine their respective businesses in a "merger-of-equals" transaction so that they will be conducted by such companies or their successors as direct subsidiaries of BBI as set forth in this Agreement (the "Reorganization");

                  WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Business Corporation Act of the State of Florida (the "FBCA"), the Business Corporation Act of the State of New Jersey (the "NJBCA") and the General Corporation Law of the State of Delaware (the "DGCL"), BBI will acquire all of the common stock of each of IVAX and Bergen through the merger of IVAX Merger Sub with and into IVAX and the merger of Bergen Merger Sub with and into Bergen and the shareholders of each of IVAX and Bergen will receive shares of common stock of BBI in proportion to their interests in IVAX and Bergen, respectively;

                  WHEREAS, IVAX and Bergen have organized BBI and have caused BBI to issue to each of them 50% of its outstanding capital stock;

                  WHEREAS, as a result of the merger of IVAX Merger Sub with and into IVAX and the merger of Bergen Merger Sub with and into Bergen, (i) IVAX will be a wholly owned subsidiary of BBI, (ii) Bergen will be a wholly owned subsidiary of BBI, (iii) the shareholders of IVAX will become shareholders of BBI and (iv) the shareholders of Bergen will become shareholders of BBI;

                  WHEREAS, in furtherance of the Reorganization, the board of directors of IVAX has adopted this Agreement and the Mergers, as contemplated by this Agreement and has recommended that the holders of common stock, par value $.10 per share, of IVAX ("IVAX Common Stock") vote to approve this Agreement and the terms of the Mergers as contemplated by this Agreement;

                  WHEREAS, in furtherance of the Reorganization, the Board of Directors of Bergen has approved this Agreement and the Mergers, as contemplated by this Agreement and has recommended that the holders of Class A common stock, par value $1.50 per share, of Bergen ("Bergen Common Stock"), vote to approve this Agreement and the terms of the Mergers as contemplated by this Agreement;

                  WHEREAS, concurrently with the execution of this Agreement and as an inducement to Bergen to enter into this Agreement, certain shareholders of IVAX have entered into a voting agreement (the "IVAX Voting Agreement") pursuant to which such shareholders, among other things, have agreed to vote certain of the outstanding shares of IVAX Common Stock in favor of the approval of this Agreement and the Mergers contemplated hereby, upon the terms and subject to the conditions set forth therein;

                  WHEREAS, concurrently with the execution of this Agreement and as an inducement to IVAX to enter into this Agreement, certain shareholders of Bergen have entered into a voting agreement (the "Bergen Voting Agreement") pursuant to which such shareholders, among other things, have agreed to vote certain of the outstanding shares of Bergen Common Stock in favor of the approval of this Agreement and the Mergers contemplated hereby, upon the terms and subject to the conditions set forth therein;

                  WHEREAS, concurrently with the execution of this Agreement and as an inducement to Bergen to enter into this Agreement, IVAX and Bergen have entered into a Stock Option Agreement (the "IVAX Stock Option Agreement") pursuant to which IVAX has granted to Bergen an option to purchase from IVAX shares of IVAX Common Stock, upon the terms and subject to the conditions set forth therein;

                  WHEREAS, concurrently with the execution of this Agreement and as an inducement to IVAX to enter into this Agreement, IVAX and Bergen have entered into a Stock Option Agreement (the "Bergen Stock Option Agreement") pursuant to which Bergen has granted to IVAX an option to purchase from Bergen shares of Bergen Common Stock, upon the terms and subject to the conditions set forth therein;

                  WHEREAS, the parties hereto intend that each of the Mergers shall be accounted for as a "pooling of interests" for financial reporting purposes under applicable United States accounting rules and the accounting standards of the United States Securities and Exchange Commission (the "SEC"); and

                  WHEREAS, for United States federal income tax purposes, it is intended that the Mergers qualify as reorganizations under the provisions of
Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury regulations thereunder (the "Regulations");

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:


                                    ARTICLE I

                                   THE MERGERS

                  SECTION 1.01. Formation of Merger Subsidiaries. BBI has formed IVAX Merger Sub and Bergen Merger Sub under the FBCA and the NJBCA, respectively, as wholly owned subsidiaries of BBI. Each of the Merger Subsidiaries has been formed solely to facilitate the Mergers and shall conduct no business or activity other than in connection with the Mergers. BBI shall, and IVAX and Bergen shall each cause BBI to, execute formal written consents under Section 607.0704 of the FBCA and Section 14A:5-6 of the NJBCA, respectively, as the sole shareholder of each of the Merger Subsidiaries, approving the execution, delivery and performance of this Agreement by each of the Merger Subsidiaries.

                  SECTION 1.02. The Mergers. (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the FBCA, at the Effective Time, IVAX Merger Sub shall be merged with and into IVAX (the "IVAX Merger"). As a result of the IVAX Merger, the separate corporate existence of IVAX Merger Sub shall cease and IVAX shall continue as the surviving corporation of the IVAX Merger as a wholly owned subsidiary of BBI (the "IVAX Surviving Corporation").

                  (b) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the NJBCA, at the Effective Time, Bergen Merger Sub shall be merged with and into Bergen (the "Bergen Merger" and, together, with the IVAX Merger, the "Mergers"). As a result of the Bergen Merger, the separate corporate existence of Bergen Merger Sub shall cease and Bergen shall continue as the surviving corporation of the Bergen Merger as a wholly owned subsidiary of BBI (the "Bergen Surviving Corporation"; either of IVAX Surviving Corporation or Bergen Surviving Corporation being separately referred to as a "Surviving Corporation" and collectively referred to as the "Surviving Corporations").

                  SECTION 1.03. Closing. Unless this Agreement shall have been terminated and the Mergers herein contemplated shall have been abandoned pursuant to Section 8.01 and subject to the satisfaction or waiver of the conditions set forth in Article VII, the consummation of the Reorganization shall take place as promptly as practicable (and in any event within three business days) after satisfaction or waiver of the conditions set forth in Article VII, at a closing (the "Closing") to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, unless another date, time or place is agreed to by IVAX and Bergen.

                  SECTION 1.04. Effective Time. At the time of the Closing, the parties shall cause the Mergers to be consummated concurrently, (a) in the case of the IVAX Merger, by filing articles of merger (the "IVAX Articles of Merger") with the Florida Department of State in such form as required by, and executed in accordance with the relevant provisions of, the FBCA and (b) in the case of the Bergen Merger, by filing a certificate of merger (the "Bergen Certificate of Merger") with the Secretary of State of the State of New Jersey in such form as required by, and executed in accordance with the relevant provisions of, the NJBCA (the date and time of such filing, or such later date or time as set forth therein, being the "Effective Time").

                  SECTION 1.05. Effect of the Mergers. At the Effective Time, the effect of the IVAX Merger shall be as provided in the applicable provisions of the FBCA and the effect of the Bergen Merger shall be as provided in the applicable provisions of the NJBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, (a) all the property, rights, privileges, powers and franchises of IVAX and IVAX Merger Sub shall vest in IVAX as the IVAX Surviving Corporation, and all debts, liabilities and duties of IVAX and IVAX Merger Sub shall become the debts, liabilities and duties of IVAX as the IVAX Surviving Corporation and (b) all the property, rights, privileges, powers and franchises of Bergen and Bergen Merger Sub shall vest in Bergen as the Bergen Surviving Corporation, and all debts, liabilities and duties of Bergen and Bergen Merger Sub shall become the debts, liabilities and duties of Bergen as the Bergen Surviving Corporation. As of the Effective Time, each of the Surviving Corporations shall be a direct wholly owned subsidiary of BBI.

                  SECTION 1.06. Articles of Incorporation; Certificate of Incorporation; Bylaws; Directors and Officers of Surviving Corporation. Unless otherwise agreed by IVAX and Bergen before the Effective Time, at the Effective
Time:

                  (a) the Articles of Incorporation and the Bylaws of IVAX as the IVAX Surviving Corporation shall be the Articles of Incorporation and the Bylaws of IVAX Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended as provided by Law and such Articles of Incorporation or Bylaws;

                  (b) the Certificate of Incorporation and the Bylaws of Bergen as the Bergen Surviving Corporation shall be the Certificate of Incorporation and the Bylaws of

         Bergen Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended as provided by Law and such Certificate of Incorporation or Bylaws;

                  (c) the officers of each of IVAX and Bergen immediately prior to the Effective Time shall continue to serve in their respective offices of their respective Surviving Corporations from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal. If, at the Effective Time, a vacancy shall exist in any office of either of the Surviving Corporations, such vacancy may thereafter be filled in the manner provided by Law and the Articles or Certificate of Incorporation and Bylaws of such Surviving Corporation; and

                  (d) the directors of each of IVAX Merger Sub and Bergen Merger Sub immediately prior to the Effective Time shall continue to serve as the directors of their respective Surviving Corporations from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal. If, at the Effective Time, a vacancy shall exist on the Board of Directors of either of the Surviving Corporations, such vacancy may thereafter be filled in the manner provided by Law and the Articles or Certificate of Incorporation and Bylaws of such Surviving Corporation.

                  SECTION 1.07. Restated Certificate of Incorporation and Restated Bylaws of BBI. Immediately prior to the Effective Time, BBI, IVAX and Bergen shall cause the Certificate of Incorporation and Bylaws of BBI to be amended and restated to read substantially in the form attached hereto as Exhibits 1.07(a) and (b), respectively. The Restated Certificate of Incorporation of BBI shall provide, among other things, that the name of BBI shall be "BBI Healthcare Corporation".


                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

                  SECTION 2.01. Conversion of Securities. The manner and basis of converting the securities of IVAX and Bergen and each of IVAX Merger Sub and Bergen Merger Sub, respectively, at the Effective Time, by virtue of the Mergers, shall be as hereinafter set forth in this Article II.

                  SECTION 2.02. Conversion of Shares. (a) Each share of IVAX Common Stock issued and outstanding immediately before the Effective Time (excluding those owned by Bergen or any wholly owned subsidiary of IVAX or Bergen) and all rights in respect thereof, shall, at the Effective Time, without any action on the part of any holder thereof, forthwith cease to exist and be converted into and become exchangeable for 0.4200 shares of common stock, par value $0.01 per share, of BBI ("BBI Common Stock"; such ratio of shares of IVAX Common Stock to shares of BBI Common Stock being referred to as the "IVAX Exchange Ratio").

                  (b) Each share of Bergen Common Stock issued and outstanding immediately before the Effective Time (excluding those held in the treasury of Bergen and those owned by IVAX or any wholly owned subsidiary of IVAX or Bergen) and all rights in respect thereof, shall, at the Effective Time, without any action on the part of any holder thereof, forthwith cease to exist and be converted into and become exchangeable for 1.0000 share of BBI Common Stock (such ratio of shares of Bergen Common Stock to shares of BBI Common Stock being referred to as the "Bergen Exchange Ratio" and, together with the IVAX Exchange Ratio, the "Exchange Ratios").

                  (c) Commencing immediately after the Effective Time, each certificate which, immediately prior to the Effective Time, represented issued and outstanding shares of IVAX Common Stock ("IVAX Shares") or Bergen Common Stock ("Bergen Shares" and, together with IVAX Shares, the "Shares"), shall evidence ownership of BBI Common Stock on the basis hereinbefore set forth, but subject to the limitations set forth in Sections 2.03, 2.05, 2.07, 2.08, 2.09 and 2.10 hereof.

                  (d) For all purposes of this Agreement, unless otherwise specified, all shares held by employee benefit plans of IVAX or Bergen (i) shall be deemed to be issued and outstanding, (ii) shall not be deemed to be held in the treasury of IVAX or Bergen, respectively, and (iii) shall be converted into shares of BBI Common Stock in accordance with the IVAX Exchange Ratio or the Bergen Exchange Ratio, respectively.

                  SECTION 2.03. Cancellation of Treasury Shares and of Outstanding BBI Common Stock. (a) At the Effective Time, each share of IVAX Common Stock owned by Bergen or any wholly owned subsidiary of IVAX or Bergen immediately prior to the Effective Time, and each share of Bergen Common Stock held in the treasury of Bergen or owned by IVAX or any wholly owned subsidiary of IVAX or Bergen immediately prior to the Effective Time, shall be canceled and retired and no shares of stock or other securities of BBI or either of the Surviving Corporations or any other corporation shall be issuable, and no payment or other consideration shall be made, with respect thereto.

                  (b) At the Effective Time, the shares of BBI Common Stock held by IVAX and Bergen shall be canceled and retired and no shares of stock or other securities of BBI or either of the Surviving Corporations or any other corporation shall be issuable, and no payment or other consideration shall be made, with respect thereto.

                  SECTION 2.04. Conversion of Common Stock of IVAX Merger Sub and Bergen Merger Sub into Common Stock of the Surviving Corporations. (a) At the Effective Time, each share of common stock, par value $0.01 per share, of IVAX Merger Sub issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall, without any action on the part of BBI, forthwith cease to exist and be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of IVAX Surviving Corporation (the "New IVAX Common Stock"). Immediately after the Effective Time and upon surrender by BBI of the certificate representing the shares of the common stock of IVAX Merger Sub, IVAX Surviving Corporation shall deliver to BBI an appropriate certificate or certificates representing the New IVAX Common Stock created by conversion of the common stock of IVAX Merger Sub owned by BBI.

                  (b) At the Effective Time, each share of common stock, par value $0.01 per share, of Bergen Merger Sub issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall, without any action on the part of BBI, forthwith cease to exist and be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of Bergen Surviving Corporation (the "New Bergen Common Stock"). Immediately after the Effective Time and upon surrender by BBI of the certificate representing the shares of the common stock of Bergen Merger Sub, Bergen Surviving Corporation shall deliver to BBI an appropriate certificate or certificates representing the New Bergen Common Stock created by conversion of the common stock of Bergen Merger Sub owned by BBI.

                  SECTION 2.05. Exchange of Shares Other than Treasury Shares. Subject to the terms and conditions hereof, at or prior to the Effective Time, BBI shall appoint an exchange agent to effect the exchange of Shares for BBI Common Stock in accordance with the provisions of this Article II (the "Exchange Agent"). From time to time after the Effective Time, BBI shall deposit, or cause to be deposited, certificates representing BBI Common Stock for conversion of Shares in accordance with the provisions of Section 2.02 hereof (such certificates, together with any dividends or distributions with respect thereto, being herein referred to as the "Exchange Fund"). Commencing immediately after the Effective Time and until the appointment of the Exchange Agent shall be terminated, each holder of a certificate or certificates theretofore representing Shares may surrender the same to the Exchange Agent, and, after the appointment of the Exchange Agent shall be terminated, any such holder may surrender any such certificate to BBI. Such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of full shares of BBI Common Stock into which the Shares theretofore represented by the certificate or certificates so surrendered shall have been converted in accordance with the provisions of Section 2.02 hereof, together with a cash payment in lieu of fractional shares, if any, in accordance with Section 2.07 hereof, and all such shares of BBI Common Stock shall be deemed to have been issued at the Effective Time. Until so surrendered and exchanged, each outstanding certificate which, prior to the

Effective Time, represented issued and outstanding Shares shall be deemed for all corporate purposes of BBI, other than the payment of dividends and other distributions, if any, to evidence ownership of the number of full shares of BBI Common Stock into which the Shares theretofore represented thereby shall have been converted at the Effective Time. Unless and until any such certificate theretofore representing Shares is so surrendered, no dividend or other distribution, if any, payable to the holders of record of BBI Common Stock as of any date subsequent to the Effective Time shall be paid to the holder of such certificate in respect thereof. Upon the surrender of any such certificate theretofore representing Shares, however, the record holder of the certificate or certificates representing shares of BBI Common Stock issued in exchange therefor shall receive from the Exchange Agent or from BBI, as the case may be, payment of the amount of dividends and other distributions, if any, which as of any date subsequent to the Effective Time and until such surrender shall have become payable with respect to such number of shares of BBI Common Stock ("Presurrender Dividends"). No interest shall be payable with respect to the payment of Presurrender Dividends upon the surrender of certificates theretofore representing Shares. After the appointment of the Exchange Agent shall have been terminated, such holders of BBI Common Stock which have not received payment of Presurrender Dividends shall look only to BBI for payment thereof. Notwithstanding the foregoing provisions of this Section 2.05, risk of loss and title to such certificates representing Shares shall pass only upon proper delivery of such certificates to the Exchange Agent, and neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares for any BBI Common Stock or dividends or distributions thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law or to a transferee pursuant to Section 2.06 hereof.

                  SECTION 2.06. Stock Transfer Books. (a) At the Effective Time, the stock transfer books of IVAX with respect to IVAX Shares and the stock transfer books of Bergen with respect to Bergen Shares shall each be closed, and there shall be no further registration of transfers of Shares thereafter on the records of any such stock transfer books. In the event of a transfer of ownership of Shares that is not registered in the stock transfer records of IVAX or Bergen, as the case may be, at the Effective Time, a certificate or certificates representing the number of full shares of BBI Common Stock into which such Shares shall have been converted shall be issued to the transferee together with a cash payment in lieu of fractional shares, if any, in accordance with Section 2.07 hereof, and a cash payment in the amount of Presurrender Dividends, if any, in accordance with Section 2.05 hereof, if the certificate or certificates representing such Shares is or are surrendered as provided in
Section 2.05 hereof, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

                  (b) Notwithstanding anything to the contrary herein, certificates surrendered for exchange by any person constituting a Pooling Affiliate of either or both of IVAX or Bergen shall not be exchanged until BBI shall have received from such person an affiliate letter as provided in Section 6.05(a).

                  SECTION 2.07. No Fractional Share Certificates. (a) No scrip or fractional share certificate for BBI Common Stock shall be issued upon the surrender for exchange of certificates evidencing Shares, and an outstanding fractional share interest shall not entitle the owner thereof to vote, to receive dividends or to any rights of a shareholder of BBI or of either of the Surviving Corporations with respect to such fractional share interest.

                  (b) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full shares of BBI Common Stock to be issued and delivered to the Exchange Agent pursuant to
Section 2.05 hereof over (ii) the aggregate number of full shares of BBI Common Stock to be distributed to holders of IVAX Common Stock and Bergen Common Stock pursuant to Section 2.05 hereof (such excess being herein called the "Excess Shares"). Following the Effective Time, the Exchange Agent, as agent for the holders of IVAX Common Stock and Bergen Common Stock, shall sell the Excess Shares at then prevailing prices on the New York Stock Exchange, Inc. (the "NYSE"), all in the manner provided in subsection (c) of this Section 2.07.

                  (c) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of such exchange and shall be executed in round lots to the extent practicable. The Exchange Agent shall use all reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's reasonable judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of each of IVAX Common Stock and Bergen Common Stock, the Exchange Agent shall hold such proceeds in trust for the holders of IVAX Common Stock (the "IVAX Common Shares Trust") and Bergen Common Stock (the "Bergen Common Shares Trust"). BBI shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Shares. The Exchange Agent shall determine the portion of the IVAX Common Shares Trust or the Bergen Common Shares Trust, as the case may be, to which each holder of IVAX Common Stock or Bergen Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the IVAX Common Shares Trust or the Bergen Common Shares Trust, respectively, by a fraction the numerator of which is the amount of fractional share interests to which such holder of IVAX Common Stock or Bergen Common Stock, as the case may be, is entitled (after taking into account all shares of IVAX Common Stock or Bergen Common Stock, respectively, held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of IVAX Common Stock or Bergen Common Stock, respectively, are entitled.

                  (d) Notwithstanding the provisions of subsections (b) and (c) of this Section 2.07, IVAX and Bergen may agree at their option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments contemplated in such subsections, to cause BBI to pay to the Exchange Agent an amount in cash sufficient for the Exchange Agent to pay each holder of IVAX Common Stock and/or Bergen Common Stock an amount in cash equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of IVAX Common Stock and/or Bergen Common Stock, as the case may be, held at the Effective Time by such holder) by (ii) the closing price for a share of BBI Common Stock on the NYSE Composite Transaction Tape on the first business day immediately following the Effective Time, and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this subsection
(d). In such event, Excess Shares shall not be issued or otherwise transferred to the Exchange Agent pursuant to Section 2.05 hereof.

                  (e) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of IVAX Common Stock or Bergen Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts, net of any required withholding, to such holders of IVAX Common Stock or Bergen Common Stock, subject to and in accordance with the terms of Section 2.05 hereof.

                  (f) Any portion of the Exchange Fund, the IVAX Common Shares Trust or the Bergen Common Shares Trust which remains undistributed for six months after the Effective Time shall be delivered to BBI, and any holder of IVAX Common Stock or Bergen Common Stock who has not theretofore complied with the provisions of this Article II shall thereafter look only to BBI for satisfaction of their claims for BBI Common Stock or any cash in lieu of fractional shares of BBI Common Stock and any Presurrender Dividends.

                  SECTION 2.08. Options to Purchase Each of IVAX Common Stock and Bergen Common Stock. At the Effective Time, each option or warrant granted by IVAX to purchase shares of IVAX Common Stock ("IVAX Stock Options"), or by Bergen to purchase shares of Bergen Common Stock ("Bergen Stock Options"), which is outstanding and unexercised immediately prior to the Effective Time, shall be assumed by BBI and converted into an option or warrant to purchase shares of BBI Common Stock in such number and at such exercise price as provided below and otherwise having the same terms and conditions as in effect immediately prior to the Effective Time (except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the Mergers contemplated hereby):

                  (a) the number of shares of BBI Common Stock to be subject to the new option or warrant shall be equal to the product of (x) the number of shares of IVAX Common Stock or Bergen Common Stock subject to the original option or warrant and (y) the IVAX Exchange Ratio (if the original option related to IVAX Common Stock) or the Bergen Exchange Ratio (if the original option related to Bergen Common Stock), as appropriate;

                  (b) the exercise price per share of BBI Common Stock under the new option or warrant shall be equal to (x) the exercise price per share of the IVAX Common Stock or Bergen Common Stock under the original option or warrant divided by (y) the IVAX Exchange Ratio (if the original option related to IVAX Common Stock) or the Bergen Exchange Ratio (if the original option related to Bergen Common Stock), as appropriate; and

                  (c) upon each exercise of options or warrants by a holder thereof, the aggregate number of shares of BBI Common Stock deliverable upon such exercise shall be rounded down, if necessary, to the nearest whole share and the aggregate exercise price shall be rounded up, if necessary, to the nearest cent.

The adjustments provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with the requirements of Section 424(a) of the Code.

                  SECTION 2.09. Restricted Stock. At the Effective Time, any restricted shares of IVAX Common Stock or Bergen Common Stock awarded pursuant to any plan, arrangement or transaction and outstanding immediately prior to the Effective Time shall be assumed by BBI and converted into restricted shares of BBI Common Stock in accordance with Section 2.02 hereof, subject to the same terms, conditions and restrictions as in effect immediately prior to the Effective Time, except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the Mergers contemplated hereby.

                  SECTION 2.10. Certain Adjustments. If between the date of this Agreement and the Effective Time, the outstanding shares of IVAX Common Stock or Bergen Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, the exchange ratio established pursuant to the provisions of Section 2.02 hereof shall be adjusted accordingly to provide to the holders of IVAX Common Stock and Bergen Common Stock the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF IVAX

                  IVAX hereby represents and warrants to Bergen that:

                  SECTION 3.01. Organization and Qualification; Subsidiaries. Each of IVAX and each subsidiary of IVAX (the "IVAX Subsidiaries") has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have an IVAX Material Adverse Effect. Each of IVAX and each IVAX Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have an IVAX Material Adverse Effect.

                  SECTION 3.02. Articles of Incorporation and Bylaws. The copies of IVAX's Articles of Incorporation and Bylaws that are incorporated by reference as exhibits to IVAX's Form 10-K for the period ending December 31, 1995 (the "IVAX 1995 10-K") are complete and correct copies thereof. Such Articles of Incorporation and Bylaws are in full force and effect. IVAX is not in violation of any of the provisions of its Articles of Incorporation or By-laws.

                  SECTION 3.03. Capitalization. The authorized capital stock of IVAX consists of 250,000,000 shares of IVAX Common Stock. As of September 30, 1996, (i) 121,467,592 shares of IVAX Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable, (ii) no shares of IVAX Common Stock were held in the treasury of IVAX or by the IVAX Subsidiaries, (iii) 2,945,669 shares of IVAX Common Stock were reserved for future issuance pursuant to the terms of IVAX's 6 1/2% Convertible Subordinated Notes due November 15, 2001 (the "IVAX Subordinated Notes"), (iv) 10,724,175 shares of IVAX Common Stock were reserved for issuance pursuant to outstanding IVAX Stock Options issued under the IVAX 1994 Stock Option Plan (the "IVAX 1994 Plan"), outstanding IVAX Stock Options granted under the IVAX 1985 Stock Option Plan (the "IVAX 1985 Plan"), outstanding IVAX Stock Options granted under the Zenith 1992 Employee Stock Option Plan (the "Zenith 1992 Plan"), outstanding IVAX Stock Options granted under the Zenith 1990 Directors' Stock Option Plan (the "Zenith Directors' Plan"), and outstanding IVAX Stock Options granted under the McGaw 1991

Stock Option Plan (the "McGaw 1991 Plan"), (v) 196,649 shares of IVAX Common Stock were reserved for issuance under the IVAX Employee Savings Plan (the "IVAX Savings Plan") and the IVAX Employee Savings Plan (Puerto Rico) (the "IVAX Savings Plan (Puerto Rico)" and, together with the IVAX 1994 Plan, the IVAX 1985 Plan, the Zenith 1992 Plan, the Zenith Directors' Plan, the McGaw 1991 Plan, and the IVAX Savings Plan, the "IVAX Stock Plans") and (vi) 30,177,342 shares of IVAX Common Stock were reserved for future issuance under the IVAX Stock Option Agreement. Except for the IVAX Stock Options granted pursuant to the IVAX Stock Plans and the IVAX Stock Option Agreement and shares of IVAX Common Stock issuable pursuant to the IVAX Stock Plans, and upon the conversion of the IVAX Subordinated Notes or pursuant to agreements or arrangements described in
Section 3.03 of the Disclosure Schedule delivered by IVAX to Bergen prior to the execution of (and forming part of) this Agreement (the "IVAX Disclosure Schedule"), there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which IVAX is a party or by which IVAX is bound relating to the issued or unissued capital stock of IVAX or any IVAX Subsidiary or obligating IVAX or any IVAX Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, IVAX or any IVAX Subsidiary. Between September 30, 1996 and the date of this Agreement, an aggregate of 264,250 IVAX Stock Options have been granted and no awards have been made under the IVAX Stock Plans. All shares of IVAX Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 3.03 of the IVAX Disclosure Schedule, there are no outstanding contractual obligations of IVAX or any IVAX Subsidiary to repurchase, redeem or otherwise acquire any shares of IVAX Common Stock or any capital stock of any IVAX Subsidiary. Except as disclosed in Section 3.03 of the IVAX Disclosure Schedule, each outstanding share of capital stock of each IVAX Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by IVAX or another IVAX Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on IVAX's or such other IVAX Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where the failure to own such shares free and clear would not, individually or in the aggregate, have an IVAX Material Adverse Effect. Except as set forth in
Section 3.03 of the IVAX Disclosure Schedule, there are no material outstanding contractual obligations of IVAX or any IVAX Subsidiary to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any IVAX Subsidiary or any other person.

                  SECTION 3.04. Authority Relative to this Agreement and the IVAX Stock Option Agreement. IVAX has all necessary corporate power and authority to execute and deliver this Agreement and the IVAX Stock Option Agreement, to perform its obligations hereunder and thereunder and to consummate the IVAX Merger. The execution and delivery of this Agreement and the IVAX Stock Option Agreement by IVAX and the consummation by IVAX of the Mergers contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of IVAX are necessary to authorize this Agreement or the IVAX Stock Option Agreement or to consummate such Mergers (other than the approval of this Agreement and the Mergers contemplated hereby by the holders of a majority of the outstanding shares of IVAX Common Stock entitled to vote with respect thereto at the IVAX Shareholders' Meeting and the filing and recordation of the Articles of Merger as required by the FBCA). The IVAX Voting Agreement and the IVAX Stock Option Agreement are not required to be adopted by the Board of Directors of IVAX for purposes of Section 607.0902 of the FBCA or any other Law of similar effect applicable to IVAX. This Agreement and the IVAX Stock Option Agreement have been duly executed and delivered by IVAX and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute legal, valid and binding obligations of IVAX, enforceable against IVAX in accordance with their terms.

                  SECTION 3.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement and the IVAX Stock Option Agreement by IVAX do not, and the performance by IVAX of its obligations hereunder and thereunder and the consummation of the Mergers will not, (i) conflict with or violate any provision of the Articles of Incorporation or Bylaws of IVAX or any equivalent organizational documents of any IVAX Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 3.05(b) have been obtained and all filings and notifications described in Section 3.05(b) have been made, conflict with or violate any Law applicable to IVAX or any IVAX Subsidiary or by which any property or asset of IVAX or any IVAX Subsidiary is bound or affected or (iii) except as set forth in Section 3.05(a) of the IVAX Disclosure Schedule, result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of IVAX or any IVAX Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would neither, individually or in the aggregate, (A) have an IVAX Material Adverse Effect nor (B) prevent or materially delay the performance by IVAX of its obligations pursuant to this Agreement, the IVAX Stock Option Agreement or the consummation of the Mergers.

                  (b) The execution and delivery of this Agreement and the IVAX Stock Option Agreement by IVAX do not, and the performance by IVAX of its obligations hereunder and thereunder or the consummation of the Mergers will not, require any consent, approval, authorization or permit of, or filing by IVAX with or notification by IVAX to, any United States federal, state or local or any foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body (a "Governmental

Entity"), except (i) applicable requirements of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), state securities or "blue sky" laws ("Blue Sky Laws"), the rules and regulations of the American Stock Exchange ("AMEX"), state takeover laws, the premerger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), the filing and recordation of the IVAX Articles of Merger as required by the FBCA, and as set forth in Section 3.05(b) of the IVAX Disclosure Schedule, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not
(A) prevent or materially delay the performance by IVAX of its obligations pursuant to this Agreement or the IVAX Stock Option Agreement and the consummation of the Mergers or (B) individually or in the aggregate have an IVAX Material Adverse Effect.

                  SECTION 3.06. Permits; Compliance with Laws. (a) Each of IVAX and the IVAX Subsidiaries is in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity, including, without limitation, the United States Food and Drug Administration (the "FDA"), United States Drug Enforcement Administration (the "DEA"), and similar authorities in other jurisdictions, necessary for IVAX or any IVAX Subsidiary to own, lease and operate its properties or to produce, store, distribute and market its products or otherwise to carry on its business as it is now being conducted (the "IVAX Permits"), except where the failure to have, or the suspension or cancellation of, any of the IVAX Permits would not, individually or in the aggregate, have an IVAX Material Adverse Effect, and, as of the date of this Agreement, no suspension or cancellation of any of the IVAX Permits is pending or, to the knowledge of IVAX, threatened, except where the failure to have, or the suspension or cancellation of, any of the IVAX Permits would not, individually or in the aggregate, have an IVAX Material Adverse Effect. Neither IVAX nor any IVAX Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to IVAX or any IVAX Subsidiary or by which any property or asset of IVAX or any IVAX Subsidiary is bound or affected or (ii) any IVAX Permits, except in the case of clauses (i) and (ii) for any such conflicts, defaults or violations that would not, individually or in the aggregate, have an IVAX Material Adverse Effect. As used in this Agreement, "Law" means any federal, state or local statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law of the United States or any other jurisdiction, including, without limitation, the Federal Food, Drug, and Cosmetic Act (the "FDCA"), the Controlled Substances Act, and any other similar act or law.

                  (b) Except as disclosed in the IVAX Reports or in Section 3.06(b) of the IVAX Disclosure Schedule or as would not, individually or in the aggregate, have an IVAX Material Adverse Effect:

                  (i) all manufacturing operations of IVAX and the IVAX Subsidiaries are being conducted in substantial compliance with applicable good manufacturing practices;

                  (ii) all necessary clearances or approvals from governmental agencies for all drug and device products which are manufactured or, to the knowledge of IVAX, sold by IVAX and the IVAX Subsidiaries have been obtained, and IVAX and the IVAX Subsidiaries are in substantial compliance with the most current form of each applicable clearance or approval with respect to the manufacture, storage, distribution, promotion and sale by IVAX and the IVAX Subsidiaries of such products;

                  (iii) to the knowledge of IVAX, all of the clinical studies which have been, or are being, conducted by or for IVAX and the IVAX Subsidiaries are being conducted in substantial compliance with generally accepted good clinical practices and all applicable government regulatory requirements;

                  (iv) as of the date of this Agreement, neither IVAX nor any of the IVAX Subsidiaries has received written notice of any petition or other attempt by a brand name drug company to have the therapeutic equivalence rating of an IVAX or IVAX Subsidiary product withheld or altered;

                  (v) none of IVAX, the IVAX Subsidiaries or any of their respective officers, employees or agents (during the term of such person's employment by IVAX or an IVAX Subsidiary or while acting as an agent of IVAX or an IVAX Subsidiary, or, to IVAX's actual knowledge, prior to such employment) has made any untrue statement of a material fact or fraudulent statement to the FDA or any similar governmental agency, failed to disclose a material fact required to be disclosed to the FDA or similar governmental agency, or committed an act, made a statement or failed to make a statement that could reasonably be expected to provide a basis for the FDA or similar governmental agency to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities" or similar governmental policy, rule, regulation or law;

                  (vi) neither IVAX nor any of the IVAX Subsidiaries has received any written notice that the FDA or any similar governmental agency has commenced, or threatened to initiate, any action to withdraw its approval or request the recall of any product of IVAX or any of the IVAX Subsidiaries, or commenced, or overtly threatened to initiate, any action to enjoin production at any facility of IVAX or any of the IVAX Subsidiaries;

                  (vii) as to each article of drug, device, cosmetic or vitamin manufactured and/or, to the knowledge of IVAX, distributed by IVAX or any of the IVAX

         Subsidiaries, such article is not adulterated or misbranded within the meaning of the FDCA or any similar governmental act or Law of any jurisdiction; and

                  (viii) none of IVAX, the IVAX Subsidiaries or any of their respective officers, employees or agents (during the term of such person's employment by IVAX or an IVAX Subsidiary or while acting as an agent of IVAX or an IVAX Subsidiary, or, to IVAX's knowledge, prior to such employment), subsidiaries or affiliates has been convicted of any crime or engaged in any conduct for which debarment or similar punishment is mandated or permitted by any applicable Law.

                  SECTION 3.07. SEC Filings; Financial Statements. (a) Except as disclosed in Section 3.07 of the IVAX Disclosure Schedule, IVAX has timely filed all forms, reports and documents required to be filed by it with the SEC and the AMEX since January 1, 1994 through the date of this Agreement (collectively and as amended, the "IVAX Reports"). Each IVAX Report (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act or AMEX, as the case may be, and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No IVAX Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, AMEX, any other stock exchange or any other comparable Governmental Entity.

                  (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the IVAX Reports was prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of IVAX and the consolidated IVAX Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have an IVAX Material Adverse Effect).

                  (c) Except as and to the extent set forth or reserved against on the consolidated balance sheet of IVAX and its Subsidiaries as reported in the IVAX Reports, including the notes thereto, none of IVAX or any IVAX Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for liabilities or obligations incurred in the ordinary course of business since January 1, 1996 that would not, individually or in the aggregate, have an IVAX Material Adverse Effect.

                  SECTION 3.08. Absence of Certain Changes or Events. Since January 1, 1996, except as contemplated by or as disclosed in this Agreement, as set forth in Section 3.08 of the IVAX Disclosure Schedule or as disclosed in any IVAX Report filed since January 1, 1996, IVAX and the IVAX Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any IVAX Material Adverse Effect excluding any changes and effects resulting from changes in economic, regulatory or political conditions or changes in conditions generally applicable to the industries in which IVAX and the IVAX Subsidiaries are involved, (ii) any event that could reasonably be expected to prevent or materially delay the performance of its obligations pursuant to this Agreement and the consummation of the Mergers by IVAX, (iii) any material change by IVAX in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of IVAX Common Stock or any redemption, purchase or other acquisition of any of IVAX's securities or (v) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of IVAX or any IVAX Subsidiary except in the ordinary course of business consistent with past practice.

                  SECTION 3.09. Employee Benefit Plans; Labor Matters. (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by IVAX or any IVAX Subsidiary, or with respect to which IVAX or any IVAX Subsidiary could incur liability under Section 4069, 4212(c) or 4204 of ERISA (the "IVAX Benefit Plans"), IVAX has delivered or made available to Bergen a true and correct copy of (i) such IVAX Benefit Plan and the most recent summary plan description related to each IVAX Benefit Plan for which a summary plan description is required, (ii) each trust agreement or other funding arrangement relating to such IVAX Benefit Plan, (iii) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"), (iv) the most recent actuarial report or financial statement relating to an IVAX Benefit Plan and (v) the most recent determination letter issued by the IRS with respect to any IVAX Benefit Plan qualified under Section 401(a) of the Code.

                  (b) Each IVAX Benefit Plan has been administered in all material respects in accordance with its terms and all contributions required to be made under the terms of any of the IVAX Benefit Plans as of the date of this Agreement have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the IVAX Reports prior to the date of this Agreement. Except as set forth in Section 3.09(b) of the IVAX Disclosure Schedule, with respect to the IVAX Benefit Plans, no event has occurred and, to the knowledge of IVAX, there exists no condition or set of circumstances in connection with which IVAX or any IVAX Subsidiary could be subject to any liability under the terms of such IVAX Benefit Plans, ERISA, the Code or any other applicable Law which would individually or in the aggregate have an IVAX Material Adverse Effect.

                   (c) Except as set forth in Section 3.09(c) of the IVAX Disclosure Schedule or except as would not have an IVAX Material Adverse Effect, with respect to each IVAX Benefit Plan that is not subject to United States Law (an "IVAX Foreign Benefit Plan"):

                  (i) all employer and employee contributions to each IVAX Foreign Benefit Plan required by Law or by the terms of such IVAX Foreign Benefit Plan have been made or, if applicable, accrued in accordance with normal accounting practices;

                  (ii) the fair market value of the assets of each funded IVAX Foreign Benefit Plan, the liability of each insurer for any IVAX Foreign Benefit Plan funded through insurance or the book reserve established for any IVAX Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Effective Time, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such IVAX Foreign Benefit Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and

                  (iii) each IVAX Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with the appropriate regulatory authorities.

                  (d) Except as set forth in Section 3.09(d) of the IVAX Disclosure Schedule, neither IVAX nor any IVAX Subsidiary is a party to any collective bargaining or other labor union contract applicable to persons employed by IVAX or any IVAX Subsidiary and no collective bargaining agreement is being negotiated by IVAX or any IVAX Subsidiary. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against IVAX or any IVAX Subsidiary pending or, to the knowledge of IVAX, threatened which may interfere with the respective business activities of IVAX or any IVAX Subsidiary, except where such dispute, strike or work stoppage would not have an IVAX Material Adverse Effect. As of the date of this Agreement, to the knowledge of IVAX, none of IVAX, any IVAX Subsidiary, or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of IVAX or any IVAX Subsidiary, and there is no charge or complaint against IVAX or any IVAX Subsidiary by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing, except where such unfair labor practice, charge or complaint would not have an IVAX Material Adverse Effect.

                  (e) IVAX has delivered to Bergen true and complete copies of
(i) all employment agreements with officers of IVAX and each IVAX Subsidiary providing for annual compensation in excess of $250,000, (ii) all severance plans, agreements, programs and policies of IVAX and each IVAX Subsidiary with or relating to their respective employees, and (iii) all plans, programs, agreements and other arrangements of IVAX and each IVAX Subsidiary with or relating to their respective employees which contain "change of control" provisions.

                  (f) Except as provided in Section 3.09(f) of the IVAX Disclosure Schedule or as otherwise required by Law, no IVAX Benefit Plan provides retiree medical or retiree life insurance benefits to any person.

                  SECTION 3.10. Accounting and Tax Matters. (a) Except as disclosed in the IVAX Reports, neither IVAX nor, to the knowledge of IVAX, any of its affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that would prevent the Mergers from qualifying for "pooling of interests" accounting treatment under applicable United States accounting rules, including, without limitation, applicable SEC accounting standards, or would prevent the Mergers from constituting a transaction qualifying under Section 368(a) of the Code. IVAX is not aware of any agreement, plan or other circumstance that would prevent the Mergers from so qualifying under Section 368(a) of the Code.

                  (b) The representations and warranties made in IVAX's letter of compliance with pooling of interest criteria addressed to Arthur Andersen LLP ("Arthur Andersen") are true as of the date hereof.

                  SECTION 3.11. Contracts; Debt Instruments. Except as disclosed in the IVAX Reports or in Section 3.11 of the IVAX Disclosure Schedule, there is no contract or agreement that is material to the business, financial condition or results of operations of IVAX and the IVAX Subsidiaries taken as a whole (each, an "IVAX Material Contract"). Except as disclosed in the IVAX Reports or in Section 3.11 of the IVAX Disclosure Schedule, neither IVAX nor any IVAX Subsidiary is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture or lease, or any other contract, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, result in an IVAX Material Adverse Effect. Set forth in
Section 3.11 of the IVAX Disclosure Schedule is a description of any material changes to the amount and terms of the indebtedness of

IVAX and its subsidiaries as described in the notes to the financial statements incorporated in the IVAX 1995 10-K.

                  SECTION 3.12. Litigation. Except as disclosed in the IVAX Reports or in Section 3.12 of the IVAX Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of IVAX, threatened against IVAX or any IVAX Subsidiary before any Governmental Entity that, individually or in the aggregate, is reasonably likely to have an IVAX Material Adverse Effect, and, except as disclosed to Bergen, to the knowledge of IVAX, there are no existing facts or circumstances that would be reasonably likely to result in such a suit, claim, action, proceeding or investigation. Except as disclosed to Bergen, IVAX is not aware of any facts or circumstances which would result in the denial of insurance coverage under policies issued to IVAX and the IVAX Subsidiaries in respect of such suits, claims, actions, proceedings and investigations, except in any case as would not, individually or in the aggregate, have an IVAX Material Adverse Effect. Except as disclosed in the IVAX Reports or in Section 3.12 of the IVAX Disclosure Schedule, neither IVAX nor any IVAX Subsidiary is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, would have an IVAX Material Adverse Effect.

                  SECTION 3.13. Environmental Matters. Except as disclosed in the IVAX Reports or in Section 3.13 of the IVAX Disclosure Schedule or as would not, individually or in the aggregate, have an IVAX Material Adverse Effect:

                  (a) IVAX and the IVAX Subsidiaries are in compliance with all applicable Environmental Laws. All past noncompliance of Eye or any Eye Subsidiary with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability; and

                  (b) neither IVAX nor any IVAX Subsidiary has released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by IVAX or any IVAX Subsidiary in violation of any Environmental Law.

                  For purposes of this Agreement:

                  "Environmental Law" means any federal, state or local statute, law, ordinance, regulation, rule, code or order of the United States or any other jurisdiction and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Material, as in effect as of the date of this Agreement.

                  "Environmental Permit" means any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law.

                  "Hazardous Material" means (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

                  SECTION 3.14. Intellectual Property. Except as set forth in
Section 3.14 of the IVAX Disclosure Schedule, or as would not, individually or in the aggregate, have an IVAX Material Adverse Effect, IVAX and the IVAX Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the respective businesses of IVAX and the IVAX Subsidiaries as currently conducted, and IVAX is unaware of any assertion or claim challenging the validity of any of the foregoing. Except as set forth in Section 3.14 of the IVAX Disclosure Schedule, the conduct of the respective businesses of IVAX and the IVAX Subsidiaries as currently conducted does not conflict in any way with any patent, patent right, license, trademark, trademark right, trade dress, trade name, trade name right, service mark or copyright of any third party that, individually or in the aggregate, would have an IVAX Material Adverse Effect. To the knowledge of IVAX, there are no infringements of any proprietary rights owned by or licensed by or to IVAX or any IVAX Subsidiary that, individually or in the aggregate, would have an IVAX Material Adverse Effect.

                  SECTION 3.15. Taxes. Except as set forth in Section 3.15 of the IVAX Disclosure Schedule and except for such matters that would not have an IVAX Material Adverse Effect, (a) IVAX and each of the IVAX Subsidiaries have timely filed or shall timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of IVAX and the IVAX Subsidiaries, (b) all Taxes shown to be payable on such returns or reports that are due prior to the Effective Time have been paid or shall be paid, (c) as of the date hereof, no deficiency for any amount of Tax has been asserted or assessed by a taxing authority against IVAX or any of the IVAX Subsidiaries and (d) IVAX and each of the IVAX Subsidiaries have provided adequate reserves in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. As used in this Agreement, "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

                  SECTION 3.16. Pooling Affiliates. Section 3.16 of the IVAX Disclosure Schedule sets forth the names and addresses of those persons who are, in IVAX's reasonable judgment, "affiliates" within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act or applicable SEC accounting releases with respect to pooling of interests accounting treatment (each such person, a "Pooling Affiliate") of IVAX.

                  SECTION 3.17. Suppliers. As of the date of this Agreement, except as set forth on Section 3.17 of the IVAX Disclosure Schedule, no material supplier of IVAX has indicated that it will stop or materially decrease supplying materials, products or services to IVAX, the effect of which would have an IVAX Material Adverse Effect.

                  SECTION 3.18. Opinion of Financial Advisor. Lehman Brothers, Inc. ("Lehman Brothers") has delivered to the board of directors of IVAX its written opinion to the effect that, as of November 8, 1996, the IVAX Exchange Ratio to be offered to the stockholders of IVAX in the proposed transaction is fair to such stockholders. Lehman Brothers has authorized the inclusion of its opinion in the Joint Proxy Statement and IVAX shall promptly, after the date of this Agreement, deliver a signed copy of such opinion to Bergen.

                  SECTION 3.19. Brokers. No broker, finder or investment banker (other than Lehman Brothers) is entitled to any brokerage, finder's or other fee or commission in connection with the Mergers based upon arrangements made by or on behalf of IVAX. IVAX has heretofore made available to Bergen complete and correct copies of all agreements between IVAX and Lehman Brothers pursuant to which such firm would be entitled to any payment relating to the Mergers.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BERGEN

                  Bergen hereby represents and warrants to IVAX that:

                  SECTION 4.01. Organization and Qualification; Subsidiaries. Each of Bergen and each subsidiary of Bergen (the "Bergen Subsidiaries") has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Bergen Material Adverse Effect. Each of Bergen and each Bergen Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Bergen Material Adverse Effect.

                  SECTION 4.02. Certificate of Incorporation and Bylaws. Except as set forth in Section 4.02 of the Bergen Disclosure Schedule, the copies of Bergen's Certificate of Incorporation and Bylaws that are incorporated by reference as exhibits to Bergen's Form 10-K for the period ending September 30, 1995 (the "Bergen 1995 10-K") are complete and correct copies thereof. Such Certificate of Incorporation and Bylaws are in full force and effect. Bergen is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

                  SECTION 4.03. Capitalization. The authorized capital stock of Bergen consists of (i) 100,000,000 shares of Bergen Common Stock and (ii) 3,000,000 shares of preferred stock, no par value ("Bergen Preferred Stock"), including a series of 400,000 shares of Bergen Preferred Stock designated as Series A Junior Participating Preferred Stock, no shares of which are outstanding as of the date hereof. As of September 30, 1996, (i) 40,062,382 shares of Bergen Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and (ii) 4,354,558 shares of Bergen Common Stock were held in the treasury of Bergen or by the Bergen Subsidiaries. As of November 7, 1996, (i) 1,889,426 shares of Bergen Common Stock were reserved for future issuance pursuant to outstanding Bergen Stock Options issued under the Amended and Restated Bergen 1989 Stock Incentive Plan (the "Bergen Stock Incentive Plan") and outstanding Bergen Stock Options issued under the Bergen 1983 Stock Option Plan (the "Bergen 1983 Plan" and, together with the Bergen Stock Incentive Plan, the "Bergen Stock

Plans") and (ii) 9,953,076 shares of Bergen Common Stock were reserved for future issuance under the Bergen Stock Option Agreement. Except for the Bergen Stock Options granted pursuant to the Bergen Stock Plans and the Bergen Stock Option Agreement, shares of Bergen Common Stock issuable pursuant to the Bergen Stock Option Agreement and the Bergen Stock Plans or pursuant to agreements or arrangements described in Section 4.03 of the Disclosure Schedule delivered by Bergen prior to the execution of (and forming part of) this Agreement (the "Bergen Disclosure Schedule"), there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Bergen is a party or by which Bergen is bound relating to the issued or unissued capital stock of Bergen or any Bergen Subsidiary or obligating Bergen or any Bergen Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Bergen or any Bergen Subsidiary. Between September 30, 1996 and the date of this Agreement, an aggregate of 229,500 Bergen Stock Options have been granted and no awards have been made under the Bergen Stock Incentive Plan. As of the date hereof, no shares of Bergen Preferred Stock are issued and outstanding. All shares of Bergen Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of Bergen or any Bergen Subsidiary to repurchase, redeem or otherwise acquire any shares of Bergen Common Stock or any capital stock of any Bergen Subsidiary. Each outstanding share of capital stock of each Bergen Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Bergen or another Bergen Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Bergen's or such other Bergen Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where the failure to own such shares free and clear would not, individually or in the aggregate, have a Bergen Material Adverse Effect. Except as set forth in
Section 4.03 of the Bergen Disclosure Schedule, there are no material outstanding contractual obligations of Bergen or any Bergen Subsidiary to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Bergen Subsidiary or any other person.

                  SECTION 4.04. Authority Relative to this Agreement and the Bergen Stock Option Agreement. Bergen has all necessary corporate power and authority to execute and deliver this Agreement and the Bergen Stock Option Agreement, to perform its obligations hereunder and thereunder and to consummate the Bergen Merger. The execution and delivery of this Agreement and the Bergen Stock Option Agreement by Bergen and the consummation by Bergen of the Mergers contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Bergen are necessary to authorize this Agreement or the Bergen Stock Option Agreement or to consummate such Mergers (other than the approval of this Agreement and the Mergers contemplated hereby by the holders of a majority of the votes cast by Bergen's shareholders with respect thereto at the Bergen Shareholders' Meeting and the filing and recordation of the Certificate of Merger as required by the NJBCA). This Agreement and the Bergen Stock Option Agreement have been duly executed and delivered by Bergen and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute legal, valid and binding obligations of Bergen, enforceable against Bergen in accordance with their terms. The Rights Agreement, dated as of February 8, 1994 (the "Bergen Rights Agreement"), between Bergen and Chemical Trust Company of California, a California banking corporation, has been amended to exempt IVAX from the definition of "Acquiring Person" contained in the Bergen Rights Agreement, and the Mergers and the Bergen Stock Option Agreement and Bergen Voting Agreement have each been approved by the Board of Directors of Bergen for the purposes of Sections 14A:10A-4 and 14A:10A-5 of the NJBCA, and any other Law of similar effect applicable to Bergen.

                  SECTION 4.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement and the Bergen Stock Option Agreement by Bergen do not, and the performance by Bergen of its obligations hereunder and thereunder and the consummation of the Mergers will not, (i) conflict with or violate any provision of the Certificate of Incorporation or Bylaws of Bergen or any equivalent organizational documents of any Bergen Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.05(b) have been obtained and all filings and notifications described in Section 4.05(b) have been made, conflict with or violate any Law applicable to Bergen or any Bergen Subsidiary or by which any property or asset of Bergen or any Bergen Subsidiary is bound or affected or
(iii) except as set forth in Section 4.05(a) of the Bergen Disclosure Schedule, result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Bergen or any Bergen Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would neither, individually or in the aggregate, (A) have a Bergen Material Adverse Effect nor (B) prevent or materially delay the performance by Bergen of its obligations pursuant to this Agreement, the Bergen Stock Option Agreement or the consummation of the Mergers.

                  (b) The execution and delivery of this Agreement and the Bergen Stock Option Agreement by Bergen do not, and the performance by Bergen of its obligations hereunder and thereunder and the consummation of the Mergers will not, require any consent, approval, authorization or permit of, or filing by Bergen with or notification by Bergen to, any Governmental Entity, except (i) for applicable requirements of the Exchange Act, the Securities Act, state securities or Blue Sky Laws, the rules and regulations of the New York Stock Exchange (the "NYSE"), state takeover laws, the premerger notification requirements of the HSR Act and the filing and recordation of the Certificate of Merger as required by the NJBCA and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not
(A) prevent or materially delay the performance by Bergen of its obligations pursuant to this Agreement or the Bergen Stock Option Agreement and the consummation of the Mergers or (B) individually or in the aggregate, have a Bergen Material Adverse Effect.

                  SECTION 4.06. Permits; Compliance with Laws. (a) Each of Bergen and the Bergen Subsidiaries is in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity, including, without limitation, the FDA, the DEA and similar authorities in other jurisdictions, necessary for Bergen or any Bergen Subsidiary to own, lease and operate its properties or to store, distribute and market its products or otherwise to carry on its business as it is now being conducted (the "Bergen Permits"), except where the failure to have, or the suspension or cancellation of, any of the Bergen Permits would not, individually or in the aggregate, have a Bergen Material Adverse Effect, and, as of the date of this Agreement, no suspension or cancellation of any of the Bergen Permits is pending or, to the knowledge of Bergen, threatened, except where the failure to have, or the suspension or cancellation of, any of the Bergen Permits would not, individually or in the aggregate, have a Bergen Material Adverse Effect. Neither Bergen nor any Bergen Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to Bergen or any Bergen Subsidiary or by which any property or asset of Bergen or any Bergen Subsidiary is bound or affected or (ii) any Bergen Permits, except in the case of clauses (i) and (ii) for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Bergen Material Adverse Effect.

                  (b) Neither Bergen nor any of the Bergen Subsidiaries engages in any manufacturing activities or clinical studies.

                  (c) Except as disclosed in the Bergen Reports or as would not, individually or in the aggregate, have a Bergen Material Adverse Effect:

                  (i) all necessary clearances or approvals from governmental agencies for all drug and device products which are sold by Bergen and the Bergen Subsidiaries have, to the knowledge of Bergen, been obtained and Bergen and the Bergen Subsidiaries are in substantial compliance with the most current form of each applicable clearance or approval with respect to the storage, distribution, promotion and sale by Bergen and the Bergen Subsidiaries of such products;

                  (ii) none of Bergen, the Bergen Subsidiaries or any of their respective officers, employees or agents (during the term of such Person's employment by Bergen or a Bergen Subsidiary or while acting as an agent of Bergen or a Bergen subsidiary, or, to Bergen's actual knowledge, prior to such employment) has made any untrue statement of a material fact or fraudulent statement to the FDA or any similar governmental agency, failed to disclose a material fact required to be disclosed to the FDA or similar governmental agency, or committed an act, made a statement or failed to make a statement that could reasonably be expected to provide a basis for the FDA or similar governmental agency to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities" or similar governmental policy, rule, regulation or law;

                  (iii) neither Bergen nor any of the Bergen Subsidiaries has received any written notice that the FDA or any similar governmental agency has commenced, or threatened to initiate, any action to withdraw its approval or request the recall of any product of Bergen or any of the Bergen Subsidiaries, or commenced, or overtly threatened to initiate, any action to enjoin production at any facility of Bergen or any of the Bergen Subsidiaries;

                  (iv) as to each article of drug, device, cosmetic or vitamin manufactured (directly or indirectly) and/or, to the knowledge of Bergen, distributed by Bergen or any of the Bergen Subsidiaries, such article is not adulterated or misbranded within the meaning of the FDCA or any similar governmental act or Law of any jurisdiction; and

                  (v) none of Bergen, the Bergen Subsidiaries or any of their respective officers, employees or agents (during the term of such person's employment by Bergen or a Bergen Subsidiary or while acting as an agent of Bergen or a Bergen Subsidiary, or, to Bergen's knowledge, prior to such employment), subsidiaries or affiliates has been convicted of any crime or engaged in any conduct for which debarment or similar punishment is mandated or permitted by any applicable Law.

                  SECTION 4.07. SEC Filings; Financial Statements. (a) Bergen has timely filed all forms, reports and documents required to be filed by it with the SEC and the NYSE since January 1, 1994 through the date of this Agreement (collectively and as amended, the "Bergen Reports"). Each Bergen Report (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act or the NYSE, as the case may be, and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Bergen Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the NYSE, any other stock exchange or any other comparable Governmental Entity.

                  (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Bergen Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of Bergen and the consolidated Bergen Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Bergen Material Adverse Effect).

                  (c) Except as and to the extent set forth or reserved against on the consolidated balance sheet of Bergen and its Subsidiaries as reported in the Bergen Reports, including the notes thereto, none of Bergen or any Bergen Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for liabilities or obligations incurred in the ordinary course of business since October 1, 1995 that would not, individually or in the aggregate, have a Bergen Material Adverse Effect.

                  SECTION 4.08. Absence of Certain Changes or Events. Since October 1, 1995, except as contemplated by or as disclosed in this Agreement, as set forth in Section 4.08 of the Bergen Disclosure Schedule or as disclosed in any Bergen Report filed since October 1, 1995, Bergen and the Bergen Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been
(i) any Bergen Material Adverse Effect excluding any changes and effects resulting from changes in economic, regulatory or political conditions or changes in conditions generally applicable to the industries in which Bergen and the Bergen Subsidiaries are involved, (ii) any event that could reasonably be expected to prevent or materially delay the performance of its obligations pursuant to this Agreement and the consummation of the Mergers by Bergen, (iii) any material change by Bergen in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Bergen Common Stock or any redemption, purchase or other acquisition of any of Bergen's securities or (v) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of Bergen or any Bergen Subsidiary except in the ordinary course of business consistent with past practice.

                  SECTION 4.09. Employee Benefit Plans; Labor Matters. (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of ERISA) maintained or contributed to by Bergen or any Bergen Subsidiary, or with respect to which Bergen or any Bergen Subsidiary could incur liability under Section 4069, 4212(c) or 4204 of ERISA (the

"Bergen Benefit Plans"), Bergen has delivered or made available to IVAX a true and correct copy of (i) such Bergen Benefit Plan and the most recent summary plan description related to each Bergen Benefit Plan for which a summary plan description is required, (ii) each trust agreement or other funding arrangement relating to such Bergen Benefit Plan, (iii) the most recent annual report (Form
5500) filed with the IRS, (iv) the most recent actuarial report or financial statement relating to a Bergen Benefit Plan subject to Title IV of ERISA and (v) the most recent determination letter issued by the IRS with respect to any Bergen Benefit Plan qualified under Section 401(a) of the Code.

                  (b) Each Bergen Benefit Plan has been administered in all material respects in accordance with its terms and all contributions required to be made under the terms of any of the Bergen Benefit Plans as of the date of this Agreement have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Bergen Reports prior to the date of this Agreement. With respect to the Bergen Benefit Plans, no event has occurred and, to the knowledge of Bergen, there exists no condition or set of circumstances in connection with which Bergen or any Bergen Subsidiary could be subject to any liability under the terms of such Bergen Benefit Plans, ERISA, the Code or any other applicable Law which would individually or in the aggregate have a Bergen Material Adverse Effect.

                  (c) Except as would not have a Bergen Material Adverse Effect, with respect to each Bergen Benefit Plan that is not subject to United States Law (a "Bergen Foreign Benefit Plan"):

                  (i) all employer and employee contributions to each Bergen Foreign Benefit Plan required by Law or by the terms of such Bergen Foreign Benefit Plan have been made or, if applicable, accrued in accordance with normal accounting practices;

                  (ii) the fair market value of the assets of each funded Bergen Foreign Benefit Plan, the liability of each insurer for any Bergen Foreign Benefit Plan funded through insurance or the book reserve established for any Bergen Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Effective Time, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Bergen Foreign Benefit Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and

                  (iii) each Bergen Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with the appropriate regulatory authorities.

                  (d) Except as set forth in Section 4.09(d) of the Bergen Disclosure Schedule, neither Bergen nor any Bergen Subsidiary is a party to any collective bargaining or other labor union contract applicable to persons employed by Bergen or any Bergen Subsidiary and no collective bargaining agreement is being negotiated by Bergen or any Bergen Subsidiary. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Bergen or any Bergen Subsidiary pending or, to the knowledge of Bergen, threatened which may interfere with the respective business activities of Bergen or any Bergen Subsidiary, except where such dispute, strike or work stoppage would not have a Bergen Material Adverse Effect. As of the date of this Agreement, to the knowledge of Bergen, none of Bergen, any Bergen Subsidiary, or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Bergen or any Bergen Subsidiary, and there is no charge or complaint against Bergen or any Bergen Subsidiary by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing, except where such unfair labor practice, charge or complaint would not have a Bergen Material Adverse Effect.

                  (e) Bergen has delivered to IVAX true and complete copies of
(i) all employment agreements with officers of Bergen and each Bergen Subsidiary providing for annual compensation in excess of $250,000, (ii) all severance plans, agreements, programs and policies of Bergen and each Bergen Subsidiary with or relating to their respective employees and (iii) all plans, programs, agreements and other arrangements of Bergen and each Bergen Subsidiary with or relating to their respective employees which contain "change of control" provisions.

                  (f) Except as provided in Section 4.09(f) of the Bergen Disclosure Schedule or as otherwise required by Law, no Bergen Benefit Plan provides retiree medical or retiree life insurance benefits to any person.

                  SECTION 4.10. Accounting and Tax Matters. (a) Except as disclosed in the Bergen Reports, neither Bergen nor, to the knowledge of Bergen, any of its affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that would prevent the Mergers from qualifying for "pooling of interests" accounting treatment under applicable United States accounting rules, including, without limitation, applicable SEC accounting standards, or would prevent the Mergers from constituting a transaction qualifying under Section 368(a) of the Code. Bergen is not aware of any agreement, plan or other circumstance that would prevent the Mergers from so qualifying under Section 368(a) of the Code.

                  (b) The representations and warranties made in Bergen's letter of compliance with pooling of interest criteria addressed to Deloitte & Touche LLP ("Deloitte & Touche") are true as of the date hereof.

                  SECTION 4.11. Contracts; Debt Instruments. Except as disclosed in the Bergen Reports or in Section 4.11 of the Bergen Disclosure Schedule, there is no contract or agreement that is material to the business, financial condition or results of operations of Bergen and the Bergen Subsidiaries taken as a whole (each, a "Bergen Material Contract"). Except as disclosed in the Bergen Reports, neither Bergen nor any Bergen Subsidiary is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture or lease, or any other contract, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, result in a Bergen Material Adverse Effect. Set forth in Section 4.11 of the Bergen Disclosure Schedule is a description of any material changes to the amount and terms of the indebtedness of Bergen and its subsidiaries as described in the notes to the financial statements incorporated in the Bergen 1995 10-K.

                  SECTION 4.12. Litigation. Except as disclosed in the Bergen Reports or in Section 4.12 of the Bergen Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Bergen, threatened against Bergen or any Bergen Subsidiary before any Governmental Entity that, individually or in the aggregate, is reasonably likely to have a Bergen Material Adverse Effect, and, except as disclosed to IVAX, to the knowledge of Bergen, there are no existing facts or circumstances that would be reasonably likely to result in such a suit, claim, action, proceeding or investigation. Except as disclosed to IVAX, Bergen is not aware of any facts or circumstances which would result in the denial of insurance coverage under policies issued to Bergen and the Bergen Subsidiaries in respect of such suits, claims, actions, proceedings and investigations, except in any case as would not, individually or in the aggregate, have a Bergen Material Adverse Effect. Except as disclosed in the Bergen Reports, neither Bergen nor any Bergen Subsidiary is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, would have a Bergen Material Adverse Effect.

                  SECTION 4.13. Environmental Matters. Except as disclosed in the Bergen Reports or as would not, individually or in the aggregate, have a Bergen Material Adverse Effect:

                  (a) Bergen and the Bergen Subsidiaries are in compliance with all applicable Environmental Laws. All past noncompliance of Bergen or any Bergen Subsidiary with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability; and

                  (b) neither Bergen nor any Bergen Subsidiary has released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by Bergen or any Bergen Subsidiary in violation of any Environmental Law.

                  SECTION 4.14. Intellectual Property. Except as would not, individually or in the aggregate, have a Bergen Material Adverse Effect, Bergen and the Bergen Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the respective businesses of Bergen and the Bergen Subsidiaries as currently conducted, and Bergen is unaware of any assertion or claim challenging the validity of any of the foregoing. The conduct of the respective businesses of Bergen and the Bergen Subsidiaries as currently conducted does not conflict in any way with any patent, patent right, license, trademark, trademark right, trade dress, trade name, trade name right, service mark or copyright of any third party that, individually or in the aggregate, would have a Bergen Material Adverse Effect. To the knowledge of Bergen, there are no infringements of any proprietary rights owned by or licensed by or to Bergen or any Bergen Subsidiary that, individually or in the aggregate, would have a Bergen Material Adverse Effect.

                  SECTION 4.15. Taxes. Except as set forth in Section 4.15 of the Bergen Disclosure Schedule and except for such matters that would not have a Bergen Material Adverse Effect, (a) Bergen and each of the Bergen Subsidiaries have timely filed or shall timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of Bergen and the Bergen Subsidiaries, (b) all Taxes shown to be payable on such returns or reports that are due prior to the Effective Time have been paid or shall be paid, (c) as of the date hereof, no deficiency for any amount of Tax has been asserted or assessed by a taxing authority against Bergen or any of the Bergen Subsidiaries and (d) Bergen and each of the Bergen Subsidiaries have provided adequate reserves in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns.

                  SECTION 4.16. Pooling Affiliates. Section 4.16 of the Bergen Disclosure Schedule sets forth the names and addresses of those persons who are, in Bergen's reasonable judgment, Pooling Affiliates of Bergen.

                  SECTION 4.17. Customers. As of the date of this Agreement, except as set forth in Section 4.17 of the Bergen Disclosure Schedule, no material customer of Bergen has indicated that it will stop or materially decrease purchasing materials, products or services from Bergen, the effect of which would have a Bergen Material Adverse Effect.

                  SECTION 4.18. Opinion of Financial Advisor. Merrill Lynch & Co., Inc. ("Merrill Lynch") has delivered to the board of directors of Bergen its written opinion to the effect that, as of November 8, 1996, the ratio of the Bergen Exchange Ratio to the IVAX Exchange Ratio is fair to the holders of Bergen Shares (other than IVAX and its affiliates) from a financial point of view. Merrill Lynch has authorized the inclusion of its opinion in the Joint Proxy Statement and Bergen shall promptly, after the date of this Agreement, deliver a signed copy of such opinion to IVAX.

                  SECTION 4.19. Brokers. No broker, finder or investment banker (other than Merrill Lynch) is entitled to any brokerage, finder's or other fee or commission in connection with the Mergers based upon arrangements made by or on behalf of Bergen. Bergen has heretofore made available to IVAX complete and correct copies of all agreements between Bergen and Merrill Lynch pursuant to which such firm would be entitled to any payment relating to the Mergers.


                                    ARTICLE V

                                    COVENANTS

                  SECTION 5.01. Conduct of Business by IVAX Pending the Closing. IVAX agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.01 of the IVAX Disclosure Schedule or as expressly contemplated by any other provision of this Agreement, unless Bergen shall otherwise agree in writing, which agreement shall not be unreasonably withheld or delayed, (x) the respective businesses of IVAX and the IVAX Subsidiaries shall be conducted only in, and IVAX and the IVAX Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (y) IVAX shall use all reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of IVAX and the IVAX Subsidiaries and to preserve the current relationships of IVAX and the IVAX Subsidiaries with such of the customers, suppliers and other persons with which IVAX or any IVAX Subsidiary has significant business relations in order to preserve substantially intact its business organization. By way of amplification and not limitation, except as set forth in Section 5.01 of the IVAX Disclosure Schedule or as expressly contemplated by any other provision of this Agreement and the IVAX Stock Option Agreement, neither IVAX nor any IVAX Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Bergen, which consent shall not be unreasonably withheld or delayed:

                  (a) amend or otherwise change its Articles of Incorporation or Bylaws or equivalent organizational documents;

                  (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of,
         (i) any shares of capital stock of IVAX or any IVAX Subsidiary of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of IVAX or any IVAX Subsidiary (except for the issuance of
         (A) a maximum of 10,627,037 shares of IVAX Common Stock issuable pursuant to the IVAX Stock Options outstanding on the date of this Agreement and the issuance, in the ordinary course of business, consistent with past practices and on terms no more favorable than customary prior grants, of IVAX Stock Options to acquire 1,488,525 shares of IVAX Common Stock and the shares of IVAX Common Stock issuable pursuant to such IVAX Stock Options, in accordance with the terms of the IVAX Stock Plans, (B) a maximum of 2,945,669 shares of IVAX Common Stock issuable pursuant to the IVAX Subordinated Notes, and
         (C) shares of IVAX Common Stock issuable as consideration for acquisitions permitted by clause (i) of paragraph (c) of this Section 5.01), or (ii) any property or assets of IVAX or any IVAX Subsidiary, except in the ordinary course of business and in a manner consistent with past practice or in an aggregate amount not in excess of $50,000,000;

                  (c) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or person or any division thereof or any assets, other than acquisitions of assets (excluding the acquisition of a business or substantially all of the stock or assets thereof) in the ordinary course of business consistent with past practice, and any acquisitions for consideration, calculated as of the date of execution of the definitive agreement for any such acquisition, that is not, in the aggregate for all such acquisitions, in excess of $15,000,000; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money, except for (A) indebtedness for borrowed money incurred in the ordinary course of business and consistent with past practice or incurred to refinance outstanding indebtedness for borrowed money existing on the date of this Agreement,
         (B) other indebtedness for borrowed money with a maturity of not more than one year in a principal amount not, in the aggregate, in excess of $50,000,000 or (C) indebtedness for borrowed money incurred to finance acquisitions permitted by clause (i) of this paragraph (c); (iii) terminate, cancel or request any material change in, or agree to any material change in, any IVAX Material Contract or enter into any contract or agreement material to the business, results of operations or financial condition of IVAX and the IVAX Subsidiaries taken as a whole, in either case other than in the ordinary course of business, consistent with past practice; (iv) make or authorize any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice that are not, in the aggregate, in excess of $100,000,000 for IVAX and the IVAX Subsidiaries taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.01(c);

                  (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except (i) for any semiannual dividends not in excess of $.05 per share of IVAX Common Stock and (ii) that any IVAX Subsidiary may pay dividends or make other distributions to IVAX or any other IVAX Subsidiary;

                  (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (f) increase the compensation payable or to become payable to its officers or employees, except for increases in accordance with past practices in salaries or wages of employees or officers of IVAX or any IVAX Subsidiary, or grant any rights to severance or termination pay to, or enter into any employment or severance agreement which provides benefits upon a change in control of IVAX that would be triggered by the Reorganization with, any director, officer or other employee of IVAX or any IVAX Subsidiary who is not currently entitled to such benefits from the Reorganization, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee of IVAX or any IVAX Subsidiary, except to the extent required by applicable Law or the terms of a collective bargaining agreement;

                  (g) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business and consistent with past practice or as required by U.S. GAAP;

                  (h) make any tax election or settle or compromise any material federal, state or local United States income tax liability, or any income tax liability of any other jurisdiction, other than those made in the ordinary course of business consistent with past practice and those for which specific reserves have been recorded on the consolidated balance sheet of IVAX and the consolidated IVAX Subsidiaries dated as of December 31, 1995 included in the 1995 IVAX 10-K and only to the extent of such reserves; or

                  (i) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing.

                  SECTION 5.02. Conduct of Business by Bergen Pending the Closing. Bergen agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.02 of the Bergen Disclosure Schedule or as expressly contemplated by any other provision of this Agreement, unless IVAX shall otherwise agree in writing, which agreement shall not be unreasonably withheld or delayed, (x) the respective businesses of Bergen and the Bergen Subsidiaries shall be conducted only in, and Bergen and the Bergen Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (y) Bergen shall use its reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of Bergen and the Bergen Subsidiaries and to preserve the current relationships of Bergen and the Bergen Subsidiaries with such of the customers, suppliers and other persons with which Bergen or any Bergen Subsidiary has significant business relations as Bergen deems reasonably necessary in order to preserve substantially intact its business organization. By way of amplification and not limitation, except as set forth in Section 5.02 of the Bergen Disclosure Schedule or as expressly contemplated by any other provision of this Agreement and the Bergen Stock Option Agreement, neither Bergen nor any Bergen Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of IVAX, which consent shall not be unreasonably withheld or delayed:

                  (a) amend or otherwise change its Certificate of Incorporation or Bylaws or equivalent organizational documents;

                  (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of,
         (i) any shares of capital stock of Bergen or any Bergen Subsidiary of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Bergen or any Bergen Subsidiary (except for the issuance of (A) a maximum of 1,889,426 shares of Bergen Common Stock issuable pursuant to the Bergen Stock Options outstanding on the date of this Agreement and the issuance, in the ordinary course of business, consistent with past practices and on terms no more favorable than customary prior grants, of Bergen Stock Options to acquire 561,105 shares of Bergen Common Stock and the shares of Bergen Common Stock issuable pursuant to such Bergen Stock Options, in accordance with the terms of the Bergen Stock Plans and (B) shares of Bergen Common Stock issuable as consideration for acquisitions permitted by clause (i) of paragraph (c) of this Section 5.02); or (ii) any property or assets of Bergen or any Bergen Subsidiary, except in the ordinary course of business and in a manner consistent with past practice or in an aggregate amount not in excess of $50,000,000;

                  (c) (i) acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or person or any division thereof or any assets, other than acquisitions of assets (excluding the acquisition of a business or substantially all of the stock or assets thereof) in the ordinary course of business consistent with past practice, and any acquisitions for consideration, calculated as of the date of execution of the definitive agreement for any such acquisition, that is not, in the aggregate for all such acquisitions, in excess of $15,000,000; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money, except for (A) indebtedness for borrowed money incurred in the ordinary course of business and consistent with past practice or incurred to refinance outstanding indebtedness for borrowed money existing on the date of this Agreement,
         (B) other indebtedness for borrowed money with a maturity of not more than one year in a principal amount not, in the aggregate, in excess of $50,000,000 or (C) indebtedness for borrowed money incurred to finance acquisitions permitted by clause (i) of this paragraph (c); (iii) terminate, cancel or request any material change in, or agree to any material change in, any Bergen Material Contract or enter into any contract or agreement material to the business, results of operations or financial condition of Bergen and the Bergen Subsidiaries taken as a whole, in either case other than in the ordinary course of business, consistent with past practice; (iv) make or authorize any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice that are not, in the aggregate, in excess of $100,000,000 for Bergen and the Bergen Subsidiaries taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.02(c);

                  (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except (i) for any dividends not in excess of $.12 per share of Bergen Common Stock for any calendar quarter and (ii) that any Bergen Subsidiary may pay dividends or make other distributions to Bergen or any other Bergen Subsidiary;

                  (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (f) increase the compensation payable or to become payable to its officers or employees, except for increases in accordance with past practices in salaries or wages of employees or officers of Bergen or any Bergen Subsidiary, or grant any rights to severance or termination pay to, or enter into any employment or severance agreement which provides benefits upon a change in control of Bergen that would be triggered by the Reorganization with, any director, officer or other employee of Bergen or any Bergen Subsidiary who is not currently entitled to such benefits upon the Reorganization, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee of Bergen or any Bergen Subsidiary, except to the extent required by applicable Law or the terms of a collective bargaining agreement;

                  (g) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business and consistent with past practice or as required by U.S. GAAP;

                  (h) make any tax election or settle or compromise any material federal, state or local United States income tax liability, or any income tax liability of any other jurisdiction, other than those made in the ordinary course of business consistent with past practice and those for which specific reserves have been recorded on the consolidated balance sheet of Bergen and the consolidated Bergen Subsidiaries dated as of September 30, 1995 included in the 1995 Bergen 10-K and only to the extent of such reserves; or

                  (i) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing.

                  SECTION 5.03. Cooperation; Steering Committee. Upon the execution and delivery of this Agreement, Bergen and IVAX shall establish a committee (the "Steering Committee") for the purpose of, to the extent permitted by applicable Laws, facilitating the efficient combination of the respective businesses of Bergen and IVAX as promptly as practicable following the Effective Time. The Steering Committee shall consist of the following individuals: Robert
E. Martini, Dr. Phillip Frost, Donald R. Roden, Neil F. Dimick and Richard C. Pfenniger, Jr. The Steering Committee shall be dissolved as of the Effective Time.

                  SECTION 5.04. Notices of Certain Events. Each of Bergen and IVAX shall give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Mergers; (ii) any notice or other communication from any Governmental Entity in connection with the Mergers; (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Bergen, IVAX, the Bergen Subsidiaries or the IVAX Subsidiaries that relate to the consummation of the Mergers; (iv) the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any IVAX Material Contract or Bergen Material Contract; and (v) any change that is reasonably likely to result in an IVAX Material Adverse Effect or a Bergen Material Adverse Effect or is reasonably likely to delay or impede the ability of either IVAX or Bergen to perform its respective obligations pursuant to this Agreement, the IVAX Stock Option Agreement or the Bergen Stock Option Agreement, as the case may be, and to effect the consummation of the Mergers.

                  SECTION 5.05. Access to Information; Confidentiality. (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Bergen or IVAX or any of the Bergen Subsidiaries or the IVAX Subsidiaries is a party or pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules a party hereto is required to comply, from the date of this Agreement to the Effective Time, Bergen and IVAX shall (and shall cause the Bergen Subsidiaries and the IVAX Subsidiaries, respectively, to): (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "Representatives")) access at reasonable times upon prior notice to its and its Subsidiaries' officers, employees, agents, properties, offices and other facilities and to the books and records thereof (including, without limitation, for the purpose of conducting Phase I and, upon its consent (which consent shall not be unreasonably withheld), Phase II environmental assessments (at the sole cost and expense of the party conducting such assessments)), and (ii) furnish promptly such information concerning its and its Subsidiaries' business, properties, contracts, assets, liabilities and personnel as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this Section 5.05 shall affect or be deemed to modify any representation or warranty made in this Agreement.

                  (b) The parties hereto shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement dated September 18, 1996 (the "Confidentiality Agreement") between Bergen and IVAX with respect to the information disclosed pursuant to this Section 5.05.

                  SECTION 5.06. No Solicitation of Transactions. (a) Each party to this Agreement shall not, directly or indirectly, and shall instruct its officers, directors, employees, subsidiaries, agents or advisors or other representatives (including, without limitation, any investment banker, attorney or accountant retained by it), not to, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing

Transaction, or authorize or permit any of the officers, directors or employees of such party or any of its subsidiaries, or any investment banker, financial advisor, attorney, accountant or other representative retained by such party or any of such party's subsidiaries, to take any such action; provided, however, that nothing contained in this Section 5.06 shall prohibit the Board of Directors of Bergen or IVAX from furnishing information to, or entering into discussions or negotiations with, any person in connection with an unsolicited (from the date of this Agreement) proposal by such person to acquire such party pursuant to a merger, consolidation, share exchange, tender offer, exchange offer, business combination or other similar transaction or to acquire all or substantially all of the assets of such party or any of its subsidiaries, if, and only to the extent that, (i) such Board of Directors, after consultation with outside legal counsel (which may include its regularly engaged outside legal counsel), determines in good faith that such action is required for such Board of Directors to comply with its duties to its shareholders imposed by applicable Law and (ii) prior to furnishing such information to, or entering into discussions or negotiations with, such person, such party uses all reasonable efforts to obtain from such person an executed confidentiality agreement on terms no less favorable to IVAX or Bergen, as the case may be, than those contained in the Confidentiality Agreement. Each party hereto shall notify the other parties hereto promptly if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made. Each party hereto immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. Each party hereto agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

                  (b) A "Competing Transaction" means any of the following involving Bergen or IVAX, as the case may be (other than the Mergers contemplated by this Agreement): (i) a merger, consolidation, share exchange, business combination or other similar transaction, (ii) any sale, lease, exchange, transfer or other disposition of 15 percent or more of the assets of such party and its subsidiaries, taken as a whole, (iii) a tender offer or exchange offer for 15 percent or more of the outstanding voting securities of such party, or (iv) any solicitation in opposition to either the IVAX Shareholders' Approval or the Bergen Shareholders' Approval.

                  SECTION 5.07. Pooling. From and after the date of this Agreement, none of the parties hereto, or any of their respective subsidiaries or other affiliates, shall knowingly take any action, or knowingly fail to take any action, other than actions which such party is required to take or abstain from taking pursuant to this Agreement or the Ancillary Agreements, which action or failure to act is reasonably likely to jeopardize the treatment of each Merger as a "pooling of interests" for accounting purposes. From and after the date of this Agreement, each of the parties hereto shall take all reasonable actions necessary to cause each Merger to be characterized as a pooling of interests for accounting purposes.

                  SECTION 5.08. Letters of Accountants. Each of IVAX and Bergen shall use all reasonable efforts to cause to be delivered to the other a "comfort" letter of each of Arthur Andersen and Deloitte & Touche, respectively, each such letter dated and delivered as of the date the Registration Statement shall have become effective and as of the Effective Time, and addressed to Bergen and IVAX, respectively, in form and substance reasonably satisfactory to the recipient thereof and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with mergers such as those contemplated by this Agreement.

                  SECTION 5.09. Plan of Reorganization. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement, each party hereto shall use all reasonable efforts to cause the Mergers to qualify, and shall not, without the prior written consent of the other parties hereto, knowingly take any actions or cause any actions to be taken which could prevent the Mergers from qualifying as reorganizations under the provisions of Section 368(a) of the Code. In the event that the Mergers shall fail to qualify as reorganizations under the provisions of Section 368(a) of the Code, then the parties hereto agree to negotiate in good faith to restructure the Mergers in order that they shall qualify as tax-free transactions under the Code. Following the Effective Time, and consistent with any such consent, neither of the Surviving Corporations, IVAX, Bergen, BBI nor any of their affiliates shall knowingly take any action or knowingly cause any action to be taken which would cause the Mergers to fail to qualify as reorganizations under Section 368(a) of the Code.

                  SECTION 5.10. Subsequent Financial Statements. Prior to the Effective Time, each of IVAX and Bergen (a) shall consult with the other prior to making publicly available its financial results for any period and (b) shall consult with the other prior to the filing of, and shall timely file with the SEC, each Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Report on Form 8-K required to be filed by such party under the Exchange Act and the rules and regulations promulgated thereunder and shall promptly deliver to the other copies of each such report filed with the SEC.

                  SECTION 5.11. Control of Operations. Nothing contained in this Agreement shall give Bergen, directly or indirectly, the right to control or direct the operations of IVAX and the IVAX Subsidiaries prior to the Effective Time. Nothing contained in this Agreement shall give IVAX, directly or indirectly, the right to control or direct the operations of Bergen and the Bergen Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of Bergen and IVAX shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

                  SECTION 5.12. Further Action; Consents; Filings. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to

(i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Mergers, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Bergen, IVAX, BBI or the Surviving Corporations or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Mergers and (iii) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to this Agreement and the Mergers required under (A) the rules and regulations of AMEX or the NYSE, (B) the Securities Act, the Exchange Act and any other applicable federal or state securities Laws, (C) the HSR Act, (D) the New Jersey Industrial Site Recovery Act and (E) any other applicable Law. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling parties and their advisors prior to filing, and none of the parties shall file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Mergers at the behest of any Governmental Entity without the consent and agreement of the other parties hereto, which consent shall not be unreasonably withheld or delayed.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

                  SECTION 6.01. Registration Statement; Joint Proxy Statement.
(a) As promptly as practicable after the execution of this Agreement, Bergen and IVAX shall jointly prepare and IVAX and Bergen shall file with the SEC a document or documents that will constitute (i) the prospectus forming part of the registration statement on Form S-4 of BBI (together with all amendments thereto, the "Registration Statement"), in connection with the registration under the Securities Act of (A) the BBI Common Stock to be issued to IVAX's shareholders pursuant to the IVAX Merger and (B) the BBI Common Stock to be issued to Bergen's shareholders pursuant to the Bergen Merger, and (ii) the Joint Proxy Statement with respect to the Mergers relating to the special meeting of each of IVAX's shareholders (the "IVAX Shareholders' Meeting") and Bergen's shareholders (the "Bergen Shareholders' Meeting" and, together with the IVAX Shareholders' Meeting, the "Shareholders' Meetings") to be held to consider approval of this Agreement and the Mergers contemplated hereby (such document, together with any amendments thereto, the "Joint Proxy Statement"). Copies of the Joint Proxy Statement shall be provided to AMEX and the NYSE in accordance with the rules of such exchanges. Each of the parties hereto shall use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, the parties hereto shall take all action required under any applicable Laws in connection with the issuance of shares of BBI Common Stock pursuant to the Mergers. Bergen or IVAX, as the case may be, shall furnish all information concerning Bergen or IVAX as the other party may reasonably request in connection with such actions and the preparation of the Registration Statement and Joint Proxy Statement. As promptly as practicable after the effective date of the Registration Statement, the Joint Proxy Statement shall be mailed to the shareholders of Bergen and IVAX. Each of the parties hereto shall cause the Joint Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of (i) the Exchange Act, (ii) AMEX and the NYSE, (iii) the Securities Act and (iv) the FBCA, the NJBCA and the DGCL.

                  (b) (i) The Joint Proxy Statement shall include the adoption of the Mergers and recommendation of the Board of Directors of IVAX to IVAX's shareholders that they vote in favor of approval of this Agreement and the Mergers contemplated hereby; provided, however, that the Board of Directors of IVAX may, at any time prior to the Effective Time, withdraw, modify or change any such recommendation to the extent that the Board of Directors of IVAX determines in good faith, after consultation with outside legal counsel (who may be IVAX's regularly engaged outside legal counsel), that such withdrawal, modification or change of its recommendation is required by its fiduciary duties to IVAX's shareholders under applicable Law, and prior to such determination any person (other than Bergen) shall have made a public announcement or otherwise communicated to IVAX with respect to a Competing Transaction that, as determined by the Board of Directors of IVAX in good faith after consultation with its outside legal counsel (who may be its regularly retained outside counsel) and financial advisors, contains terms more favorable to the shareholders of IVAX than those provided for in the Reorganization. In addition, the Joint Proxy Statement shall include the opinion of Lehman Brothers referred to in Section 3.18.

                  (ii) The Joint Proxy Statement shall include the approval of the Mergers and recommendation of the Board of Directors of Bergen to Bergen's shareholders that they vote in favor of approval of this Agreement and the Mergers contemplated hereby; provided, however, that the Board of Directors of Bergen may, at any time prior to the Effective Time, withdraw, modify or change any such recommendation to the extent that the Board of Directors of Bergen determines in good faith, after consultation with outside legal counsel (who may be Bergen's regularly engaged outside legal counsel), that such withdrawal, modification or change of its recommendation is required by its fiduciary duties to Bergen's shareholders under applicable Law, and prior to such determination any person (other than IVAX) shall have made a public announcement or otherwise communicated to Bergen with respect to a Competing Transaction that, as determined by the Board of Directors of Bergen after consultation with its outside legal counsel (who may be its regularly retained outside counsel) and financial advisors, contains terms more favorable to the shareholders of Bergen than those provided for in the Reorganization. In addition, the Joint Proxy Statement shall include the opinion of Merrill Lynch referred to in Section 4.18.

                  (c) No amendment or supplement to the Joint Proxy Statement or the Registration Statement shall be made without the approval of Bergen and IVAX, which approval shall not be unreasonably withheld or delayed. Each of the parties hereto shall advise the other parties hereto, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the BBI Common Stock issuable in connection with the Mergers for offering or sale in any jurisdiction, or of any request by the SEC, AMEX or the NYSE for amendment of the Joint Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

                  (d) The information supplied by IVAX for inclusion in the Registration Statement and the Joint Proxy Statement shall not, at (i) the time the Registration Statement is filed with the SEC, (ii) if different, the time the Registration Statement is declared effective, (iii) the time the Joint Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the shareholders of IVAX and Bergen, (iv) the time of the IVAX Shareholders' Meeting, (v) the time of the Bergen Shareholders' Meeting and (vi) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to IVAX or any IVAX Subsidiary, or their respective officers or directors, should be discovered by IVAX that should be set forth in an amendment or a supplement to the Registration Statement or Joint Proxy Statement, IVAX shall promptly inform Bergen. All documents that IVAX is responsible for filing with the SEC in connection with the Mergers will comply as to form in all material respects with the applicable requirements of AMEX, the NYSE, the NJBCA, the FBCA, the DGCL, the Securities Act and the Exchange Act.

                  (e) The information supplied by Bergen for inclusion in the Registration Statement and the Joint Proxy Statement shall not, at (i) the time the Registration Statement is filed with the SEC, (ii) if different, the time the Registration Statement is declared effective, (iii) the time the Joint Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the shareholders of Bergen and IVAX, (iv) the time of the IVAX Shareholders' Meeting, (v) the time of the Bergen Shareholders' Meeting and (vi) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Bergen or any Bergen Subsidiary, or their respective officers or directors, should be discovered by Bergen that should be set forth in an amendment or a supplement to the Registration Statement or Joint Proxy Statement, Bergen shall promptly inform IVAX. All documents that Bergen is responsible for filing with the SEC in connection with the Mergers will comply as to form in all material respects with the applicable requirements of AMEX, the NYSE, the NJBCA, the FBCA, the DGCL, the Securities Act and the Exchange Act.

                  SECTION 6.02. Shareholders' Meetings. IVAX shall call and hold the IVAX Shareholders' Meeting and Bergen shall call and hold the Bergen Shareholders' Meeting as promptly as practicable for the purpose of voting upon the approval of this Agreement pursuant to the Joint Proxy Statement and the Mergers contemplated hereby, and each of Bergen and IVAX shall use its reasonable efforts to hold the Shareholders' Meetings on the same day and as soon as practicable after the date on which the Registration Statement becomes effective. IVAX shall use its reasonable efforts to solicit from its shareholders proxies in favor of the approval of this Agreement and the Mergers contemplated hereby pursuant to the Joint Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of shareholders required by the FBCA or applicable stock exchange requirements to obtain such approval, except to the extent that the Board of Directors of IVAX determines in good faith after consultation with outside legal counsel (who may be IVAX's regularly engaged outside legal counsel) that the withdrawal, modification or change of its recommendation is required by its fiduciary duties to IVAX's shareholders under applicable Law, and prior to such determination any person (other than Bergen) shall have made a public announcement or otherwise communicated to IVAX with respect to a Competing Transaction that, as determined by the Board of Directors of IVAX in good faith after consultation with its outside legal counsel (who may be its regularly retained outside counsel) and financial advisors, contains terms more favorable to the shareholders of IVAX than those provided for in the Reorganization. Bergen shall use its reasonable efforts to solicit from its shareholders proxies in favor of the approval of this Agreement and the Mergers contemplated hereby pursuant to the Joint Proxy Statement, and shall take all other action necessary or advisable to secure the vote or consent of shareholders required by the NJBCA or applicable stock exchange requirements to obtain such approval, except to the extent that the Board of Directors of Bergen determines in good faith after consultation with outside legal counsel (who may be Bergen's regularly engaged outside legal counsel) that the withdrawal, modification or change of its recommendation is required by its fiduciary duties to Bergen's shareholders under applicable Law, and prior to such determination any person (other than IVAX) shall have made a public announcement or otherwise communicated to Bergen with respect to a Competing Transaction that, as determined by the Board of Directors of Bergen in good faith after consultation with its outside legal counsel (who may be its regularly retained outside counsel) and financial advisors, contains terms more favorable to the shareholders of Bergen than those provided for in the Reorganization. Each of the parties hereto shall take all other action necessary or, in the opinion of the other parties hereto, advisable to promptly and expeditiously secure any vote or consent of shareholders required by applicable Law and such party's Certificate or Articles of Incorporation and Bylaws to effect the Mergers.

                  SECTION 6.03. Employee Benefits Matters. (a) Except as otherwise provided herein, each of the IVAX Benefit Plans and the Bergen Benefit Plans in effect as of the Effective Time shall be maintained in effect with respect to the employees or former employees of IVAX and the IVAX Subsidiaries, on the one hand, and of Bergen and the Bergen Subsidiaries, on the other hand, respectively, who are covered by such benefit plans immediately prior to the Closing Date until BBI otherwise determines after the Effective Time; provided, however, that nothing contained herein shall limit any reserved right in any such IVAX Benefit Plan or Bergen Benefit Plan, as the case may be, to amend, modify, suspend, revoke or terminate any such plan. Bergen and IVAX shall discuss in good faith the advisability of amending any Bergen Benefit Plan or IVAX Benefit Plan providing benefits upon a "change of control", to the extent such amendment would be permitted by applicable Law.

                  (b) Prior to the Effective Time, the Steering Committee shall develop short- and long-term incentive compensation arrangements for BBI which are to be implemented after the Effective Time and make appropriate adjustments, if any, to the performance goals, target awards and any other relevant criteria under the incentive compensation plans of IVAX and Bergen that are in effect as of the Effective Time to take the Reorganization into account. In addition, the Steering Committee shall conduct a review of IVAX's and Bergen's respective benefit plans following the execution of this Agreement in order to coordinate the provision of benefits after the Effective Time and to eliminate duplicative benefits, including, without limitation, through the establishment by BBI of replacement benefit plans (the "BBI Replacement Plans"). Each participant in any IVAX Benefit Plan or Bergen Benefit Plan that is replaced by an BBI Replacement Plan shall receive credit for purposes of eligibility to participate, vesting, benefit accrual and eligibility to receive benefits under any BBI Replacement Plan for service credited for the corresponding purpose under such benefit plan; provided, however, that such crediting of service shall not operate to duplicate any benefit to any such participant of the funding of any such benefit.

                  (c) At the Effective Time, IVAX and Bergen shall cause BBI to establish an omnibus stock incentive plan and a long-term bonus plan with terms to be determined by the Steering Committee prior to the mailing of the Joint Proxy Statement.

                  (d) With respect to any IVAX Benefit Plan, Bergen Benefit Plan or benefit plan of BBI under which the delivery of IVAX Common Stock, Bergen Common Stock or BBI Common Stock, as the case may be, is required upon payment of benefits, grant of awards or exercise of options (the "Stock Plans"), BBI shall take all corporate action necessary or appropriate to (i) obtain shareholder approval with respect to such plan to the extent such approval is required for purposes of the Code or other applicable law, or to enable such plan to comply with Rule 16b-3 promulgated under the Exchange Act, (ii) reserve for issuance under such plan or otherwise provide a sufficient number of shares of

BBI Common Stock for delivery upon payment of benefits, grant of awards or exercise of options under such plan and (iii) as soon as practicable after the Effective Time, file registration statements on Form S-3 or Form S-8, as appropriate (or any successor or other appropriate forms), with respect to the shares of BBI Common Stock subject to such plan to the extent such registration statement is required under applicable law, and BBI shall use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectuses contained therein) for so long as such benefits and grants remain payable and such options remain outstanding. With respect to those individuals who subsequent to the Mergers will be subject to the reporting requirements under Section 16(a) of the Exchange Act, BBI shall administer the Stock Plans, where applicable, in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

                  (e) With respect to any IVAX Benefit Plans or Bergen Benefit Plans maintained or contributed to outside the United States for the benefit of non-United States citizens or residents, the principles set forth in this
Section 6.03 shall apply to the extent the application of such principles does not violate applicable foreign law.

                  (f) Without limiting the applicability of the foregoing or of Sections 2.08 and 2.09 hereof, each of the parties hereto shall take all actions as are necessary to ensure that IVAX and Bergen shall not be, at the Effective Time, bound by any options, stock appreciation rights, warrants or other rights or agreements which would entitle any person, other than BBI, to own any capital stock of the Surviving Corporations or to receive any payment in respect thereof, and all IVAX Benefit Plans and Bergen Benefit Plans conferring any rights with respect to Shares or other capital stock of IVAX or Bergen, as the case may be, shall be deemed hereby to be amended to be in conformity with this
Section 6.03.

                  SECTION 6.04. Executive Officers. At the Effective Time, subject to the Bylaws of BBI, (i) Dr. Phillip Frost and Robert E. Martini shall hold the positions of Co-Chairmen of BBI and (ii) Donald R. Roden shall hold the position of President and Chief Executive Officer of BBI. If any of such persons is unable or unwilling to hold such offices as set forth above, his successor shall be selected by the Board of Directors of BBI in accordance with its Bylaws.

                  SECTION 6.05. Pooling Affiliates. (a) Not less than 45 days prior to the Effective Time, IVAX shall deliver to Bergen a list of names and addresses of those persons, in IVAX's reasonable judgment, at the record date for the IVAX Shareholders' Meeting at which the Mergers were approved, who were Pooling Affiliates of IVAX. IVAX shall provide Bergen such information and documents as Bergen shall reasonably request for purposes of reviewing such list. IVAX shall use its reasonable efforts to deliver or cause to be delivered to Bergen, prior to the Effective Time, an affiliate letter in the form attached hereto as Exhibit 6.05(a) (the "IVAX Affiliate Letter"), executed by each of the Pooling Affiliates of IVAX identified in the above-referenced list. The foregoing notwithstanding,

BBI shall be entitled to place legends as specified in the IVAX Affiliate Letter on the certificates evidencing any of the BBI Common Stock to be received by (i) any Pooling Affiliate of IVAX or (ii) any person Bergen reasonably identifies (by written notice to IVAX) as being a person who may be deemed an "affiliate" within the meaning of Rule 145 of the rules and regulations of the Securities Act or applicable SEC accounting releases with respect to pooling-of-interests accounting treatment, pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the BBI Common Stock, consistent with the terms of the IVAX Affiliate Letter, regardless of whether such person has executed the IVAX Affiliate Letter and regardless of whether such person's name and address appear on Section 3.16 of the IVAX Disclosure Schedules.

                  (b) Not less than 45 days prior to the Effective Time, Bergen shall deliver to IVAX a list of names and addresses of those persons who were, in Bergen's reasonable judgment, at the record date for the Bergen Shareholders' Meeting at which the issuance of the Bergen Common Stock in the Mergers were approved, Pooling Affiliates of Bergen. Bergen shall provide IVAX such information and documents as IVAX shall reasonably request for purposes of reviewing such list. Bergen shall use its reasonable efforts to deliver or cause to be delivered to IVAX, prior to the Effective Time, an affiliate letter in the form attached hereto as Exhibit 6.05(b) (the "Bergen Affiliate Letter"), executed by each of the Pooling Affiliates of Bergen identified in the above-referenced list. The foregoing notwithstanding, BBI shall be entitled to place legends as specified in the Bergen Affiliate Letter on the certificates evidencing any of the BBI Common Stock to be received by (i) any Pooling Affiliate of Bergen or (ii) any person IVAX reasonably identifies (by written notice to Bergen) as being a person who may be deemed an "affiliate" within the meaning of Rule 145 of the rules and regulations of the Securities Act or applicable SEC accounting releases with respect to pooling of interests accounting treatment, pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the BBI Common Stock, consistent with the terms of the Bergen Affiliate Letter, regardless of whether such person has executed the Bergen Affiliate Letter and regardless of whether such person's name and address appear on Section 4.16 of the Bergen Disclosure Schedules.

                  SECTION 6.06. Assumption of Debt. With respect to the IVAX Subordinated Notes issued by IVAX under an indenture qualified under the Trust Indenture Act of 1939 (the "IVAX Indenture"), if required by the IVAX Indenture, BBI shall execute and deliver to the trustee under the IVAX Indenture a supplemental indenture, in form satisfactory to the trustee, expressly assuming the obligations of IVAX with respect to the due and punctual payment of the principal of (and premium, if any) and interest on the IVAX Subordinated Notes and the due and punctual performance of all the terms, covenants and conditions of the IVAX Indentures to be kept or performed by IVAX, and shall deliver such supplemental indenture to the trustee under the IVAX Indenture. Holders of the IVAX Subordinated Notes who convert after the Effective Time shall be entitled to receive BBI Common Stock based on a ratio determined in accordance with
Section 2.02(b).

                  SECTION 6.07. Directors' and Officers' Indemnification and Insurance. (a) The Articles of Incorporation of IVAX, the Certificate of Incorporation of Bergen and the Bylaws of IVAX and Bergen, as the case may be, shall contain the provisions that are set forth, as of the date of this Agreement, in the Articles of Incorporation of IVAX and the Certificate of Incorporation of Bergen, respectively, and in the Bylaws of IVAX and Bergen, as the case may be, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were directors, officers, employees, fiduciaries or agents of IVAX or Bergen, respectively.

                  (b) For a period of six years after the Effective Time, BBI shall cause to be obtained and maintained in effect a noncancellable runoff policy for the current directors' and officers' liability insurance policies maintained by IVAX and Bergen with respect to claims arising from facts or events that occurred prior to the Effective Time.

                  (c) This Section 6.07 is intended to be for the benefit of, and shall be enforceable by, the indemnified parties, their heirs and personal representatives and shall be binding on IVAX, Bergen and BBI and their respective successors and assigns.

                  (d) Notwithstanding anything to the contrary contained herein, BBI and each of the Surviving Corporations shall assume and perform all obligations of each of IVAX and Bergen arising under any indemnification agreement entered into prior to the date hereof between each of IVAX and Bergen and certain officers and directors of IVAX and Bergen, respectively.

                  (e) From and after the Effective Time, BBI agrees that it shall indemnify and hold harmless each present and former director and officer of IVAX or Bergen, determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that IVAX or Bergen would have been permitted under Florida or New Jersey law, as the case may be, and their charter documents (each as in effect on the date hereof) to indemnify such Indemnified Parties (and BBI shall also advance expenses as incurred to the fullest extent permitted under applicable Law; provided, however, that the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined pursuant to a final, non-appealable judgment by a court of competent jurisdiction that such Indemnified Party is not entitled to indemnification).

                  (f) To the extent paragraph (e) shall not serve to indemnify and hold harmless an Indemnified Party, for a period of six years after the date hereof, BBI shall, subject to the terms set forth herein, indemnify and hold harmless, to the fullest extent permitted under applicable Law (and BBI shall also advance expenses as incurred to the fullest extent permitted under applicable Law; provided, however, that the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification), each Indemnified Party against any Costs incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the transactions contemplated by this Agreement; provided further, however, that BBI shall not be required to indemnify any Indemnified Party pursuant hereto if it shall be determined that the Indemnified Party acted in bad faith and not in a manner such Indemnified Party believed to be in or not opposed to the best interests of IVAX or Bergen, as the case may be.

                  (g) Any Indemnified Party wishing to claim indemnification under paragraph (e) or (f) of this Section 6.07, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify BBI thereof, but the failure to so notify shall not relieve BBI of any liability it may have to such Indemnified Party if such failure does not materially prejudice BBI. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) BBI shall have the right to assume the defense thereof and BBI shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if BBI elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between BBI and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and BBI shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that BBI shall be obligated pursuant to this paragraph (f) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, (ii) the Indemnified Parties shall cooperate in the defense of any such matter and (iii) BBI shall not be liable for any settlement effected without its prior written consent; and provided further, however, that BBI shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law. Notwithstanding the foregoing, if such indemnity is not available with respect to any Indemnified Party, then BBI and the Indemnified Party shall contribute to the amount payable in such proportion as is appropriate to reflect relative faults and benefits.

                  (h) If BBI or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of BBI shall assume all of the obligations set forth in this Section 6.07.

                  SECTION 6.08. No Shelf Registration. BBI shall not be required to amend or maintain the effectiveness of the Registration Statement for the purpose of permitting resale of the shares of BBI Common Stock received pursuant hereto by the persons who may be deemed to be "affiliates" of IVAX or Bergen within the meaning of Rule 145 promulgated under the Securities Act.

                  SECTION 6.09. Public Announcements. The initial press release concerning the Reorganization shall be a joint press release and, thereafter, Bergen and IVAX shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Reorganization and shall not issue any such press release or make any such public statement without the prior written approval of the other, except to the extent required by applicable Law or the requirements of AMEX or the NYSE, as applicable, in which case the issuing party shall use its reasonable efforts to consult with the other party before issuing any such release or making any such public statement.

                  SECTION 6.10. Dividends. (a) Each of IVAX and Bergen shall coordinate with the other the declaration of, and the setting of record dates and payment dates for, dividends on IVAX Shares and Bergen Shares so that holders of IVAX Shares or Bergen Shares (i) do not receive dividends on both IVAX Shares or Bergen Shares, as the case may be, and BBI Common Stock received in connection with the Mergers in respect of any calendar quarter or (ii) fail to receive a dividend on either IVAX Shares or Bergen Shares, as the case may be, or BBI Common Stock received in connection with the Mergers in respect of any calendar quarter.

                  (b) It is the intention of the parties hereto that the initial quarterly dividend per share of BBI Common Stock be at least equal to $0.12, subject to approval and declaration thereof by the Board of Directors of BBI.

                  SECTION 6.11. Headquarters. IVAX and Bergen agree that the Restated Bylaws of BBI will provide that the corporate headquarters of BBI shall be located in Miami, Florida for a period of not less than three years and that such provision of the Restated Bylaws of BBI shall not be amended without the affirmative vote of at least two-thirds of the total number of directors of BBI.

                  SECTION 6.12. Post-Merger BBI Board of Directors. At the Effective Time, the total number of persons serving on the Board of Directors of BBI shall be 17 (unless otherwise agreed in writing by IVAX and Bergen prior to the Effective Time), eight of whom shall be IVAX Directors, eight of whom shall be Bergen Directors and one of whom shall be the Chief Executive Officer of BBI. At least three of each of the IVAX Directors and the Bergen Directors shall be directors who are not employees of BBI, IVAX or Bergen. The persons to serve initially on the Board of Directors of BBI at the Effective Time who are IVAX Directors shall be selected solely by and at the absolute discretion of IVAX prior to the Effective Time; and the persons to serve on the Board of Directors of BBI at the Effective Time who are Bergen Directors shall be selected solely by and at the absolute discretion of Bergen prior to the Effective Time. In the event that, prior to the Effective Time, any person so selected to serve on the Board of Directors of BBI is unable or unwilling to serve in such position, the company that selected such person shall designate another person to serve in such person's stead in accordance with provisions of the immediately preceding sentence. IVAX and Bergen, as the sole shareholders of BBI, agree that the initial directors of BBI and the initial allocations of the directors among the three classes of directors shall, at the Effective Time, be as follows: The Board of Directors shall be divided into three classes, designated as Class I, Class II and Class III. The initial directors of BBI shall allocate the directors among the three classes as follows: (i) Class I shall consist of five directors, two of whom shall be IVAX Continuing Directors, two of whom shall be Bergen Continuing Directors and one of whom shall be the President and CEO of BBI; (ii) Class II shall consist of six directors, three of whom shall be IVAX Continuing Directors and three of whom shall be Bergen Continuing Directors; and
(iii) Class III shall consist of six directors, comprised of Mr. Robert E. Martini, Dr. Phillip Frost, two other IVAX Continuing Directors and two other Bergen Continuing Directors. Such directors shall serve as the directors of BBI from and after the Effective Time in accordance with the Restated Certificate of Incorporation of BBI until their successors are elected or appointed and qualified or until their resignation or removal. The term "IVAX Director" means
(i) any person serving as a director of IVAX on the date hereof who becomes a director of BBI at the Effective Time or any other designee selected by IVAX and
(ii) any person who becomes a Director of BBI pursuant to the second preceding sentence and who is designated by the IVAX Directors; and the term "Bergen Director" means (i) any person serving as a director of Bergen on the date hereof who becomes a director of BBI at the Effective Time or any other designee selected by Bergen and (ii) any person who becomes a director of BBI pursuant to the second preceding sentence and who is designated by the Bergen Directors.

                  SECTION 6.13. Stock Exchange Listings. Each of the parties hereto shall use its reasonable efforts to obtain, prior to the Effective Time, the approval for listing on the NYSE, effective upon official notice of issuance, of the shares of BBI Common Stock into which the Shares will be converted pursuant to Article II hereof and which will be issuable upon exercise of options pursuant to Section 2.08 hereof, under the ticker symbol "BIH" or other mutually acceptable ticker symbol.

                  SECTION 6.14. Blue Sky. Each of the parties hereto shall use all reasonable efforts to obtain prior to the Effective Time all necessary blue sky permits and approvals required under Blue Sky Laws to permit the distribution of the shares of BBI Common Stock to be issued in accordance with the provisions of this Agreement.


                                   ARTICLE VII

                            CONDITIONS TO THE MERGERS

                  SECTION 7.01. Conditions to the Obligations of Each Party to Consummate the Mergers. The obligations of the parties hereto to consummate the Mergers, or to permit the consummation of the Mergers, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions:

                  (a) the Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC and not concluded or withdrawn;

                  (b) each of this Agreement and the Mergers shall have been duly approved by the requisite vote of shareholders of each of IVAX and Bergen in accordance with the FBCA and the NJBCA, respectively;

                  (c) no court of competent jurisdiction shall have issued or entered any order, writ, injunction or decree, and no other Governmental Entity shall have issued any order, which is then in effect and has the effect of making either of the Mergers illegal or otherwise prohibiting their consummation;

                  (d) any waiting period (and any extension thereof) applicable to the consummation of the Reorganization under the HSR Act or any other applicable competition, merger control or similar Law shall have expired or been terminated;

                  (e) all consents, approvals and authorizations legally required to be obtained to consummate the Reorganization shall have been obtained from all Governmental Entities, except where the failure to obtain any such consent, approval or authorization would not result in a change in or have an effect on the business of IVAX or Bergen that is, or is reasonably likely to be, materially adverse to the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of BBI and its respective subsidiaries, taken as a whole;

                  (f) each of Arthur Andersen and Deloitte & Touche, as the independent public accountants of IVAX and Bergen, respectively, shall have issued an opinion, addressed to each of Bergen and IVAX, respectively, that the Mergers will qualify for "pooling of interests" accounting treatment under applicable United States accounting rules, including, without limitation, applicable SEC accounting standards; and

                  (g) the shares of BBI Common Stock into which the Shares will be converted pursuant to Article II hereof and the shares of BBI Common Stock issuable upon the exercise of options pursuant to Section 2.08 hereof shall have been authorized for listing on the NYSE, subject to official notice of issuance.

                  SECTION 7.02. Conditions to the Obligations of IVAX. The obligations of IVAX to consummate the IVAX Merger, or to permit the consummation of the IVAX Merger, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

                  (a) each of the representations and warranties of Bergen contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and IVAX shall have received a certificate of the Chairman or President and Chief Financial Officer of Bergen to such effect;

                  (b) Bergen shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and IVAX shall have received a certificate of the Chairman or President and Chief Financial Officer of Bergen to that effect;

                  (c) there shall not have occurred any material adverse change in or effect on the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of Bergen and the Bergen Subsidiaries taken as a whole, except for any Bergen Material Adverse Effect Exclusion;

                  (d) Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., special counsel to IVAX, shall have issued its opinions, such opinions dated on or about the date hereof and on or about the date of the Closing addressed to IVAX, and reasonably satisfactory to it, based upon customary representations of IVAX and BBI and customary assumptions, to the effect that the IVAX Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code and that each of IVAX, IVAX Merger Sub and BBI shall be a party to the reorganization within the meaning of Section 368(b) of the Code, which opinions shall not have been withdrawn or modified in any material respect; and

                  (e) Bergen shall have received the opinion described in
         Section 7.03(d) hereof, in form and substance reasonably satisfactory to IVAX.

                  SECTION 7.03. Conditions to the Obligations of Bergen. The obligations of Bergen to consummate the Bergen Merger, or to permit the consummation of the Bergen Merger, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

                  (a) each of the representations and warranties of IVAX contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Bergen shall have received a certificate of the Chairman or President and Chief Financial Officer of IVAX to such effect;

                  (b) IVAX shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and Bergen shall have received a certificate of the Chairman or President and Chief Financial Officer of IVAX to that effect;

                  (c) there shall not have occurred any material adverse change in or effect on the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of IVAX and the IVAX Subsidiaries taken as a whole, except for any IVAX Material Adverse Effect Exclusion;

                  (d) Shearman & Sterling, special counsel to Bergen, shall have issued its opinions, such opinions dated on or about the date hereof and on or about the date of the Closing, addressed to Bergen, and reasonably satisfactory to it, based upon customary representations of Bergen and BBI and customary assumptions, to the effect that the Bergen Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code and that each of Bergen, Bergen Merger Sub and BBI shall be a party to the reorganization within the meaning of Section 368(b) of the Code, which opinions shall not have been withdrawn or modified in any material respect; and

                  (e) IVAX shall have received the opinion described in Section 7.02(d) hereof, in form and substance reasonably satisfactory to Bergen.


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

                  SECTION 8.01. Termination. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption and approval of this Agreement, as follows:

                  (a) by mutual written consent duly authorized by the Boards of Directors of each of Bergen and IVAX;

                  (b) by either Bergen or IVAX, if the Effective Time shall not have occurred on or before July 31, 1997; provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have caused, or resulted in, the failure of the Effective Time to occur on or before such date;

                  (c) by either Bergen or IVAX, if any Governmental Order, writ, injunction or decree preventing the consummation of either Merger shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable;

                  (d) by Bergen, if (i) in accordance with the proviso to
         Section 6.01(b)(i), the Board of Directors of IVAX withdraws, modifies or changes its recommendation of this Agreement and the IVAX Merger in a manner adverse to Bergen or its shareholders or shall have resolved to do so, (ii) the Board of Directors of IVAX shall have recommended to the shareholders of IVAX a Competing Transaction or shall have resolved to do so or (iii) a tender offer or exchange offer for 15 percent or more of the outstanding shares of capital stock of IVAX is commenced and the Board of Directors of IVAX fails to recommend against acceptance of such tender offer or exchange offer by its shareholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders);

                  (e) by IVAX, if (i) in accordance with the proviso to Section 6.01(b)(ii), the Board of Directors of Bergen withdraws, modifies or changes its recommendation of this Agreement and the Bergen Merger in a manner adverse to IVAX or its shareholders or shall have resolved to do so, (ii) the Board of Directors of Bergen shall have recommended to the shareholders of Bergen a Competing Transaction or shall have resolved to do so or (iii) a tender offer or exchange offer for 15 percent or more of the outstanding shares of capital stock of Bergen is commenced and the Board of Directors of Bergen fails to recommend against acceptance of such tender offer or exchange offer by its shareholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders);

                  (f) by Bergen or IVAX, (i) if this Agreement and the Mergers shall fail to receive the requisite votes for approval at the IVAX Shareholders' Meeting or any adjournment or postponement thereof or
         (ii) if this Agreement and the Mergers shall fail to receive the requisite votes for approval at the Bergen Shareholders' Meeting or any adjournment or postponement thereof;

                  (g) by Bergen, upon a breach of any representation, warranty, covenant or agreement on the part of IVAX set forth in this Agreement, or if any representation or warranty of IVAX shall have become untrue, in either case such that the conditions set forth in Section 7.03 would not be satisfied (a "Terminating IVAX Breach"); provided, however, that, if such Terminating IVAX Breach is curable by IVAX through the exercise of its reasonable efforts and for so long as IVAX continues to exercise such reasonable efforts, Bergen may not terminate this Agreement under this Section 8.01(g); and provided further that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this Section 8.01;

                  (h) by IVAX, upon breach of any representation, warranty, covenant or agreement on the part of Bergen set forth in this Agreement, or if any representation or warranty of Bergen shall have become untrue, in either case such that the conditions set forth in
         Section 7.02 would not be satisfied (a "Terminating Bergen Breach"); provided, however, that, if such Terminating Bergen Breach is curable by Bergen through the exercise of its reasonable efforts and for so long as Bergen continues to exercise such reasonable efforts, IVAX may not terminate this

         Agreement under this Section 8.01(h); and provided further that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this Section 8.01;

                  (i) by IVAX, if the Board of Directors of IVAX shall, following receipt of advice of outside legal counsel (who may be IVAX's regularly engaged outside legal counsel) that failure to so terminate would be inconsistent with its duties to its shareholders under applicable Law, in good faith have withdrawn, modified or changed its recommendation of the adoption of this Agreement and the Mergers in a manner adverse to Bergen and, on or prior to such date, any person (other than Bergen) shall have made a public announcement or otherwise communicated to IVAX and its shareholders with respect to a Competing Transaction that, as determined by the Board of Directors of IVAX after consultation with its outside legal counsel (who may be its regularly engaged outside legal counsel) and financial advisors, contains terms more favorable to the shareholders of IVAX than those provided for in the Reorganization; provided, however, that IVAX may not terminate this Agreement pursuant to this Section 8.01(i) until three business days have elapsed following delivery to Bergen of written notice of such determination of IVAX (which written notice shall inform Bergen of the material terms and conditions of the Competing Transaction); provided further, however, that such termination under this Section 8.01(i) shall not be effective until IVAX has made payment to Bergen of the amounts required to be paid pursuant to Section 8.05(b); or

                  (j) by Bergen, if the Board of Directors of Bergen shall, following receipt of advice of outside legal counsel (who may be Bergen's regularly engaged outside legal counsel) that failure to so terminate would be inconsistent with its duties to its shareholders under applicable Law, in good faith have withdrawn, modified or changed its recommendation of the approval of this Agreement and the Mergers in a manner adverse to IVAX and, on or prior to such date, any person (other than IVAX) shall have made a public announcement or otherwise communicated to Bergen and its shareholders with respect to a Competing Transaction that, as determined by the Board of Directors of Bergen after consultation with its outside legal counsel (who may be its regularly engaged outside legal counsel) and financial advisors, contains terms more favorable to the shareholders of Bergen than those provided for in the Reorganization; provided further, however, that Bergen may not terminate this Agreement pursuant to this subsection (j) until three business days have elapsed following delivery to IVAX of written notice of such determination of Bergen (which written notice shall inform IVAX of the material terms and conditions of the Competing Transaction); provided further, however, that such termination under this Section 8.01(j) shall not be effective until Bergen has made payment to IVAX of the amounts required to be paid pursuant to Section 8.05(c).

                  SECTION 8.02. Effect of Termination. Except as provided in
Section 9.01, in the event of termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any Bergen or IVAX or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease, subject to the remedies of the parties hereto set forth in
Section 8.05(b), (c), (d) and (e); provided, however, that nothing herein shall relieve any party hereto from liability for the willful or intentional breach of any of its representations and warranties or the willful or intentional breach of any of its covenants or agreements set forth in this Agreement.

                  SECTION 8.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval of this Agreement by the shareholders of IVAX or Bergen, as the case may be, no amendment may be made, except such amendments that have received the requisite shareholder approval and such amendments as are permitted to be made without shareholder approval under the FBCA, that would (i) reduce the amount or change the type of consideration into which each share of IVAX Common Stock or Bergen Common Stock, as the case may be, shall be converted upon consummation of the Mergers, (ii) change any terms of this Agreement in a manner that would materially and adversely affect either IVAX or Bergen, as the case may be, or IVAX's shareholders or Bergen's shareholders, as the case may be, or
(iii) change any term of the Articles of Incorporation of IVAX or the Certificate of Incorporation of Bergen. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                  SECTION 8.04. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto or (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                  SECTION 8.05. Fees and Expenses. (a) Except as set forth in this Section 8.05, all Expenses incurred in connection with this Agreement, the IVAX Stock Option Agreement, the Bergen Stock Option Agreement and the Mergers shall be paid by the party incurring such Expenses, whether or not the Mergers are consummated, except that Bergen and IVAX each shall pay one-half of all Expenses incurred solely for printing, filing and mailing the Registration Statement and the Joint Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Joint Proxy Statement and the fee required to be paid in connection with the HSR Act. "Expenses", as used in this Agreement, shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of its obligations pursuant to this Agreement and the consummation of the Mergers, the preparation, printing, filing and mailing of the Registration Statement and the Joint Proxy Statement, the solicitation of shareholder approvals, the filing of HSR Act notice and all other matters related to the closing of the Mergers.

                  (b) IVAX agrees that, if:

                  (i) IVAX shall terminate this Agreement pursuant to Section 8.01(i),

                  (ii) (A) Bergen shall terminate this Agreement pursuant to
         Section 8.01(d) and (B) at the time of such termination, there shall exist or be proposed a Competing Transaction with respect to IVAX, or

                  (iii) (A) Bergen shall terminate this Agreement pursuant to
         Section 8.01(f)(i), (B) at the time of such failure to so approve this Agreement, there shall exist or have been proposed a Competing Transaction with respect to IVAX and (C) within 12 months thereafter, IVAX shall enter into a definitive agreement with respect to any Competing Transaction or any Competing Transaction shall be consummated, then, in the case of (i), prior to such termination, in the case of (ii), promptly after such termination, or, in the case of (iii), promptly after the execution and delivery of such agreement or such consummation, IVAX shall pay to Bergen $50 million (the "IVAX Termination Fee"). In the event Bergen subsequently exercises the option granted under the IVAX Stock Option Agreement, Bergen shall refund to IVAX an amount equal to the IVAX Termination Fee less the Expenses incurred by Bergen.

                  (c) Bergen agrees that, if:

                  (i) Bergen shall terminate this Agreement pursuant to Section 8.01(j),

                  (ii) (A) IVAX shall terminate this Agreement pursuant to
         Section 8.01(e) and (B) at the time of such termination, there shall exist or be proposed a Competing Transaction with respect to Bergen, or

                  (iii) (A) IVAX shall terminate this Agreement pursuant to
         Section 8.01(f)(ii), (B) at the time of such failure to so approve this Agreement, there shall exist or have been proposed a Competing Transaction with respect to Bergen and (C) within 12 months thereafter, Bergen shall enter into a definitive agreement with respect to any Competing Transaction or any Competing Transaction shall be consummated, then, in the case of (i), prior to such termination, in the case of (ii), promptly after such termination, or, in the case of (iii), promptly after the execution and delivery of such agreement or such consummation, Bergen shall pay to IVAX $39 million (the "Bergen Termination Fee"). In the event IVAX subsequently exercises the option granted under the Bergen Stock Option Agreement, IVAX shall refund to Bergen an amount equal to the Bergen Termination Fee less the Expenses incurred by IVAX.

                  (d) Any payment required to be made pursuant to Section 8.05(b) or (c) shall be made to the party entitled to receive such payment not later than two business days after delivery to the other party of notice of demand for payment and shall be made by wire transfer of immediately available funds to an account designated by the party entitled to receive payment in the notice of demand for payment delivered pursuant to this Section 8.05(d).

                  (e) In the event that Bergen or IVAX, as the case may be, shall fail to pay the Bergen Termination Fee or the IVAX Termination Fee, as the case may be, the amount of any such Bergen Termination Fee or IVAX Termination Fee shall be increased to include the costs and expenses actually incurred or accrued by the other (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.05, together with interest on such unpaid Bergen Termination Fee or IVAX Termination Fee, commencing on the date that such Bergen Termination Fee or IVAX Termination Fee became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in The City of New York, from time to time, as such bank's base rate plus 2.00%.


                                   ARTICLE IX

                               GENERAL PROVISIONS

                  SECTION 9.01. Non-Survival of Representations and Warranties. The representations and warranties in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.01, as the case may be. Each party agrees that, except for the representations and warranties contained in this Agreement and the Bergen Disclosure Schedule and the IVAX Disclosure Schedule, no party hereto has made any other representations and warranties, and each party hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the Mergers contemplated herein, notwithstanding the delivery or disclosure to any other party or any party's representatives of any documentation or other information with respect to any one or more of the foregoing.

                  SECTION 9.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

                  (a) if to IVAX or IVAX Merger Sub:

                           IVAX Corporation
                           4400 Biscayne Boulevard
                           Miami, Florida  33137
                           Attention:  General Counsel
                           Telecopier:  (305) 575-6049

                           with a copy to:

                           Stearns Weaver Miller Weissler Alhadeff & Sitterson,
                              P.A.
                           2200 Museum Tower Building
                           150 West Flagler Street
                           Miami, Florida  33130
                           Attention:  Teddy D. Klinghoffer, Esq.
                           Telecopier:  (305) 789-3395

                  (b) if to Bergen or Bergen Merger Sub:

                           Bergen Corporation
                           4000 Metropolitan Drive
                           Orange, CA  92668
                           Attention:  Milan A. Sawdei, Esq.
                           Telecopier:  (714) 978-1148

                           with a copy to:

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, New York  10022
                           Attention:  John A. Marzulli, Jr., Esq.
                           Telecopier:  (212) 848-7179

                  (c) if to BBI, to both IVAX and Bergen in the manner provided in this Section 9.02.

                  SECTION 9.03. Certain Definitions. For purposes of this Agreement, the following terms have the following meanings:

                  (a) "affiliate" has the meaning specified in Rule 144 promulgated by the SEC under the Securities Act;

                  (b) "Ancillary Agreements" means the IVAX Voting Agreement, the Bergen Voting Agreement, the IVAX Stock Option Agreement and the Bergen Stock Option Agreement;

                  (c) "Bergen Material Adverse Effect" means any change in or effect on the business of Bergen and the Bergen Subsidiaries that is, or is reasonably likely to be, materially adverse to the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of Bergen and the Bergen Subsidiaries taken as a whole; provided, however, that "Bergen Material Adverse Effect" shall not include any Bergen Material Adverse Effect Exclusion.

                  (d) "Bergen Material Adverse Effect Exclusion" means any change in or effect upon the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise), or results of operations of Bergen or any Bergen Subsidiary directly or indirectly arising out of or attributable to (i) the loss by Bergen of any of its customers (including, without limitation, any financial consequence of such loss of customers) due primarily to the public announcement of this Agreement and the transactions contemplated hereby, (ii) any decrease in the market price of Bergen Common Stock (but not any change or effect underlying such decrease to the extent such change or effect would otherwise constitute an Bergen Material Adverse Effect) and (iii) changes or effects that generally affect the industries in which Bergen or the Bergen Subsidiaries operate. Notwithstanding anything to the contrary contained in this Agreement, no Bergen Material Adverse Effect Exclusion shall be deemed to cause the condition contained in Section 7.02(a) or (b) not to have been satisfied.

                  (e) "beneficial owner" with respect to any shares of capital stock means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock;

                  (f) "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by law or executive order to close in The City of New York, USA;

                  (g) "$" means United States Dollars;

                  (h) "IVAX Material Adverse Effect" means any change in or effect on the business of IVAX and the IVAX Subsidiaries that is, or is reasonably likely to be, materially adverse to the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of IVAX and the IVAX Subsidiaries taken as a whole; provided, however, that "IVAX Material Adverse Effect" shall not include any IVAX Material Adverse Effect Exclusion.

                  (i) "IVAX Material Adverse Effect Exclusion" means any change in or effect upon the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise), or results of operations of IVAX or any IVAX Subsidiary directly or indirectly arising out of or attributable to (i) the loss by IVAX of any of its customers (including, without limitation, any financial consequence of such loss of customers) due primarily to the public announcement of this Agreement and the transactions contemplated hereby, (ii) the financial results of IVAX for the third quarter of 1996, (iii) any default under the $425 million Revolving Credit and Reimbursement Agreement among IVAX, Norton Healthcare, Ltd., various lenders named therein, Nationsbank, N.A., as agent and lender, and BA Securities, Inc., as agent, and any cross-default provisions triggered thereby under any other debt arrangements or other agreements of IVAX or any IVAX Subsidiary, (iv) any decrease in the market price of IVAX Common Stock (but not any change or effect underlying such decrease to the extent such change or effect would otherwise constitute an IVAX Material Adverse Effect) and (v) changes or effects that generally affect the industries in which IVAX or the IVAX Subsidiaries operate. Notwithstanding anything to the contrary contained in this Agreement, no IVAX Material Adverse Effect Exclusion shall be deemed to cause the condition contained in Section 7.03(a) or (b) not to have been satisfied.

                  (j) "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity;

                  (k) "knowledge" means, with respect to any matter in question, that the executive officers of Bergen or IVAX, as the case may be, (i) have actual knowledge of such matter or (ii) after due investigation, should have known of such matter;

                  (l) "person" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government; and

                  (m) "subsidiary" or "subsidiaries" of any person means any corporation, limited liability company, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary of such person) owns, directly or indirectly, more than fifty percent of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                  SECTION 9.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Reorganization is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the Mergers may be consummated as originally contemplated to the fullest extent possible.

                  SECTION 9.05. Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, other than Section 6.07, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  SECTION 9.06. Incorporation of Exhibits. The Bergen Disclosure Schedule, the IVAX Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein.

                  SECTION 9.07. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

                  SECTION 9.08. Governing Law. Except to the extent that the Laws of the jurisdiction of organization of any party hereto, or any other jurisdiction, are mandatorily applicable to the Mergers or to matters arising under or in connection with this Agreement, this Agreement shall be governed by the Laws of the State of New York. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in The City of New York.

                  SECTION 9.09. Consent to Jurisdiction; Venue. (a) Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of the parties hereto irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any New York state or federal court sitting in The City of New York. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

                  (b) Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any other action or proceeding relating to the Mergers, on behalf of itself or its property, by the personal delivery of copies of such process to such party. Nothing in this
Section 9.09 shall affect the right of any party hereto to serve legal process in any other manner permitted by Law.

                  SECTION 9.10. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 9.11. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  SECTION 9.12. Entire Agreement. This Agreement (including the Exhibits, the Bergen Disclosure Schedule and the IVAX Disclosure Schedule) and the Ancillary

Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                                    BBI HEALTHCARE CORPORATION


                                                    By:_________________________
                                                        Name:
                                                        Title:


                                                    IVAX CORPORATION


                                                    By:_________________________
                                                        Name:
                                                        Title:


                                                    BERGEN BRUNSWIG CORPORATION


                                                    By:_________________________
                                                        Name:
                                                        Title:


                                                    BBI-I SUB, INC.


                                                    By:_________________________
                                                        Name:
                                                        Title:


                                                    BBI-B SUB, INC.


                                                    By:_________________________
                                                        Name:
                                                        Title: